UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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GROWGENERATION CORP.
(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROWGENERATION CORP.
5619 DTC Parkway, Suite 900
Greenwood Village, Colorado 80111
(800) 935-8420

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 18, 2026
To the Shareholders of GrowGeneration Corp.:

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of GrowGeneration Corp., a Colorado corporation (the “Company”), will be held on Thursday, June 18, 2026 at 4:00 p.m., Eastern Daylight Time. To facilitate broader shareholder attendance and cost savings, it will be a virtual meeting. Shareholders may attend, vote, and submit questions via live webcast by visiting www.virtualshareholdermeeting.com/GRWG2026. Prior to the Annual Meeting, you will be able to vote over the Internet, by phone, or by mail.

The Annual Meeting will be for the following purposes:
1.To elect five directors to the Board of Directors of the Company to serve until the Company’s 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
2.To conduct an advisory vote on the compensation paid to the Company’s named executive officers;
3.To approve and ratify the amendment and restatement of the Company’s Second Amended and Restated 2018 Equity Incentive Plan, as set forth in Exhibit A attached to the Proxy Statement;
4.To approve and ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2026 and for the fiscal year then ending; and
5.To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

Holders of record of the Company’s Common Stock at the close of business on April 20, 2026 (the “Record Date”) are entitled to notice of, to attend, and to vote at the Annual Meeting and any adjournments or postponements thereof. If there are insufficient shares present in person or represented by proxy at the Annual Meeting in order to obtain a quorum, the Annual Meeting may be adjourned or postponed to permit further solicitation of proxies.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE, OR BY MAIL SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ARE ABLE TO ATTEND. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. VOTING OVER THE INTERNET, BY TELEPHONE, OR BY MAIL WILL NOT LIMIT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND/OR VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

Darren Lampert, Chief Executive Officer
Denver, Colorado
April 28, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 18, 2026

The Notice of the 2026 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report for Fiscal Year ended December 31, 2025 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number (included in your Notice, on your proxy card, or in the instructions that accompanied your proxy materials) in hand when accessing this website.

PROXY STATEMENT
 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 18, 2026

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this Proxy Statement?

The Board of Directors (the “Board”) of GrowGeneration Corp. (“GrowGeneration” or the “Company”) is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2026 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting is scheduled to be held on Thursday, June 18, 2026 at 4:00 p.m., Eastern Daylight Time, virtually at www.virtualshareholdermeeting.com/GRWG2026. This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote. Prior to the Annual Meeting, you will be able to vote over the Internet, by phone, or by mail.

When is this Proxy Statement first being sent or made available to shareholders?

We will begin mailing the Notice of the Annual Meeting (the “Notice”) on or shortly after the date of this Proxy Statement to holders of record of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), as of the close of business on April 20, 2026 (the “Record Date”). As indicated in the Notice, this Proxy Statement and other materials are available on the Internet at www.proxyvote.com. Shareholders may request to receive a full package of the proxy materials by following the instructions included in the Notice.

Who is entitled to vote at the Annual Meeting?

Holders of record of Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of close of business on the Record Date, there were 60,090,905 shares of Common Stock issued and outstanding.

What is the quorum for the meeting?

The presence, in person or by proxy, of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) will be counted as present for purposes of determining the presence of a quorum but will not be counted as present for any other purpose, including voting (described below). No business may be conducted at the Annual Meeting if a quorum is not present. If a quorum is not present, a majority of the shares represented at the Annual Meeting may adjourn the Annual Meeting to another date, time, and/or place. Notice need not be given of the new date, time, or place if announced at the meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting or the meeting is adjourned for more than 60 days (in which case a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting). At any such adjourned meeting, the presence, in person or by proxy, of a majority of the shares entitled to vote at the adjourned meeting is necessary to constitute a quorum.

How can I attend the meeting?

The Annual Meeting will be a completely virtual meeting to facilitate broader shareholder attendance and cost savings. To attend and participate in the virtual Annual Meeting, please visit www.virtualshareholdermeeting.com/GRWG2026 and have available the 16-digit control number included in your Notice, on your proxy card, or in the instructions that accompanied your proxy materials. You are entitled to participate in the virtual Annual Meeting only if you have a 16-digit control number. If you hold shares as a beneficial owner in “street name” and do not receive a 16-digit control number from the Company, please follow the instructions on how to generate the control number from your broker, bank, or other institution.

Online access to the virtual Annual Meeting will open at approximately 3:45 p.m., Eastern Daylight Time, on Thursday, June 18, 2026 to allow time for shareholders to log in and test the computer audio system. If you experience any technical difficulties, please call the phone number displayed on the meeting website.

Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend.

How many votes do I have?

Each share of Common Stock entitles its owner to one vote on all matters brought before the Annual Meeting.

How do shareholders of record vote?

If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:
1.    Over the Internet — If you have Internet access, you may go to www.proxyvote.com and complete the electronic proxy card. You must specify how you want your shares voted, or your vote will not be registered and you will receive an error message. Your shares will be voted according to your instructions.
2.     By Telephone — You may authorize the voting of your shares by calling 1-800-690-6903 using a touch-tone telephone. You must specify how you want your shares voted, or your vote will not be registered and you will receive an error message. Your shares will be voted according to your instructions.
3.    By Mail — If you have chosen to receive a full package of proxy materials, you may mail your completed proxy card by following the mailing instructions in the proxy card and using the postage prepaid envelope provided. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board. Unsigned proxy cards will not be voted.
4.    In Person — If you attend the virtual Annual Meeting in person, you may vote your shares electronically at the Annual Meeting through the virtual shareholder meeting portal.

How do I vote my shares if they are held by my broker?

If you hold your shares through a broker, bank, or other financial institution, you are considered the beneficial owner of shares held in “street name” and you will receive instructions on how to vote from your broker, bank, or other institution. The voting deadlines and availability of mail, telephone, and Internet voting for beneficial owners of shares held in “street name” depends on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

As a beneficial owner, if you have the 16-digit control number and attend the virtual Annual Meeting, you may vote your shares or change your votes at the virtual meeting.

What am I voting on?

At the Annual Meeting, shareholders will be asked:
1.To elect Darren Lampert, Michael Salaman, Eula Adams, Stephen Aiello, and Starlett Carter to the Board, to serve until the Company’s 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
2.To provide an advisory vote to approve the compensation paid to the Company’s named executive officers pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Say-on-Pay”);
3.To approve and ratify the amendment and restatement of the Company’s Second Amended and Restated 2018 Equity Incentive Plan, as set forth in Exhibit A attached to this Proxy Statement;
4.To approve and ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of December 31, 2026 and for the fiscal year then ending; and
5.To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

What vote is required for each proposal?

Proposal 1 – Election of Directors

If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. This means that the five nominees who receive the most affirmative votes will be elected to the Board. You may vote “FOR” up to five nominees to the

Board, or you may “WITHHOLD” authority with respect to all nominees or one or more nominees. Votes to withhold will have no effect on the outcome of this vote.

Proposal 2 – Say-on-Pay

If a quorum is present, the non-binding approval of named executive officer compensation as disclosed in this Proxy Statement will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

Proposal 3 - Equity Plan Amendment

If a quorum is present, the approval and ratification of the amendment and restatement of the Company’s Second Amended and Restated 2018 Equity Incentive Plan will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

Proposal 4 – Independent Auditor

If a quorum is present, the approval and ratification of the appointment BDO USA, P.C. as the Company’s independent registered public accounting firm for the 2026 fiscal year will require the number of votes cast in favor of the proposal to exceed the number of votes cast against the proposal.

How are abstentions and broker “non-votes” treated?

Abstentions

Pursuant to Colorado law, abstentions are counted as present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions will have no effect on Proposal 1 (Election of Directors), as this proposal is decided by a plurality of the votes cast. Abstentions will also have no effect on Proposal 2 (Say-on-Pay), or Proposal 4 (Independent Auditor), as only votes “For” or “Against” will be counted for these proposals.

Broker “non-votes”

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” such as the ratification of the appointment of the independent auditor, but may not vote those shares with respect to “non-routine” matters, such as the election of directors.

Broker non-votes are counted to determine whether a quorum is present at a shareholders’ meeting if at least one routine matter will be voted on at the meeting. Accordingly, broker non-votes will be counted as present for purposes of determining the presence of a quorum at the Annual Meeting but will not be counted as present for any other purpose. As a result, broker non-votes will not have any effect on the approval of the proposals contained in this Proxy Statement.

What happens if I submit or return my proxy card without voting?

If you properly submit your proxy via the Internet, telephone, or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your signed proxy with no direction, the proxy will be voted as recommended by the Board.

Can I change my vote after I have voted?

If you have submitted a proxy pursuant to this solicitation, you may revoke such proxy at any time prior to its exercise by:
•written notice delivered to the Corporate Secretary at 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80111;
•executing and delivering a proxy with a later date;
•submitting an Internet or telephone vote with a later date; or

•attending the Annual Meeting and voting in person.

With respect to Internet and telephone votes, the last vote transmitted will be the vote counted. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your broker, bank, or other nominee pursuant to the instructions you receive from them.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any proxy solicitors as of the date of this Proxy Statement. However, the Company may retain a proxy solicitor if it appears reasonably likely that it may not obtain a quorum to conduct the Annual Meeting. In addition, the Company’s directors, officers, and employees may solicit proxies in person or by telephone or e-mail; however, these persons will not receive any additional compensation for any such solicitation efforts.

Brokerage firms, nominees, custodians, and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held as of the Record Date.

How will voting results be communicated?

Preliminary voting results will be announced at the Annual Meeting. We will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose final voting results within four business days after final voting results are known.

How do I submit questions for the Annual Meeting?

Shareholders may submit questions before or after the Annual Meeting by contacting the Corporate Secretary by mail at GrowGeneration Corp., 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80111. Shareholders may also submit questions during the Annual Meeting via the virtual shareholder meeting portal.

Who has paid for this proxy solicitation?

All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement and related materials, will be borne by the Company.

How do I obtain a list of GrowGeneration’s shareholders?

A list of GrowGeneration’s shareholders as of the Record Date for the Annual Meeting will be available for inspection at corporate headquarters, located at 5619 DTC Parkway, Suite 900, Greenwood Village, Colorado 80111, during normal business hours beginning the earlier of ten days immediately prior to the Annual Meeting or two business days after the notice of the Annual Meeting is given, and continuing through the Annual Meeting, and any adjournment or postponement thereof.

How do I submit a proposal for the 2027 Annual Meeting of Shareholders?

For a shareholder proposal to be considered for inclusion in GrowGeneration’s 2027 Annual Meeting of Shareholders, it must be submitted in writing together with proof of stock ownership and received by the Corporate Secretary at corporate headquarters, located at 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80111, no later than December 31, 2026. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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BOARD OF DIRECTORS

General

Pursuant to the Company’s bylaws and the Colorado Business Corporations Act, management of the affairs, property, and business of the Company is vested in its Board of Directors (the “Board”). The Board may (and does) delegate certain aspects of its management authority to others, including to Committees of the Board (“Committees”) and officers and employees of the Company.

Shareholder Engagement and Corporate Governance

Our Board and management team are committed to strong corporate governance and maintaining an active, ongoing dialogue with our shareholders. Management and directors regularly engage with the Company's large institutional shareholders on matters of executive compensation and corporate governance. The Board and management closely consider shareholder perspectives alongside applicable proxy voting guidelines, including those of major proxy advisory firms, such as Institutional Shareholder Services and Glass Lewis, as important input into the Company's ongoing governance evolution.

In 2026, as a result of this commitment, the Board and management have taken the following proactive steps to strengthen the Company's governance framework and enhance long-term shareholder value:
•Share Repurchase Plan — Authorizing the Company's second 10b5-1 plan to repurchase up to $10 million of the Company's outstanding common stock, reflecting the Board's and management's confidence in the Company's long-term value and its commitment to shareholder value creation.
•Executive Compensation Program — Designing and implementing a 2026 executive compensation program that integrates performance-based equity incentives, short-term cash incentives, and a long-term cash-incentive program, collectively designed to reinforce and strengthen the connection between executive pay and Company performance.
•Internal Control over Financial Reporting — Successfully remediating all outstanding material weaknesses, including the final material weakness related to the Storage Solutions (MMI) reporting segment, receiving a clean Section 404(a) opinion from BDO USA, P.C. for the fiscal year ended December 31, 2025. This milestone reflects the completion of a multi-year, management-led remediation effort spanning 2022 through 2025, as further described in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
•Share Ownership Policies - Strengthening the Company's governance framework through (i) expanding and amending the Company's Share Ownership Guidelines to impose a mandatory twelve-month holding period after the vesting of equity-based incentive awards for named executive officers; and (ii) amending the Insider Trading Policy to address in greater detail the anti-hedging and anti-pledging policies and impose a longer quarterly blackout period on trading of the Company's stock
•Clawback Policy - Revising and expanding the Executive Clawback Policy to enable the Company to recoup incentive compensation upon the occurrence of misconduct, not withstanding the absence of an accounting restatement.

The Board believes the steps outlined above represent meaningful and durable governance improvements. The Board and management view shareholder engagement as an integral part of its governance process and remain committed to continuing to refine governance and compensation practices in a manner that serves the long-term interests of all the shareholders.

Board Role and Risk Oversight

The Board’s primary responsibility is to seek to maximize long-term shareholder value. In discharging this responsibility, the Board selects management of the Company, monitors management and performance of the Company, provides advice and counsel to management, reviews the Company’s business strategies and results, and approves its budget and certain major transactions, among other things.

Management keeps the Board informed through regular communication, including reports and presentations at Board and Committee meetings. Non-employee directors also have full access to management, external auditors, legal counsel, and other advisers and conduct separate executive sessions without Company management present as and when they deem appropriate. The Board believes this approach is operating effectively to provide independent analysis and decision-making.

Effective risk oversight is an important priority of the Board. The Board is responsible for monitoring and assessing strategic risk exposure, and executive officers are responsible for the day-to-day management of the material risks the Company faces. The Board discusses risks on quarterly minimum basis throughout the year and in connection with specific matters or proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in GrowGeneration’s business and strategy, evaluating risk management practices, allocating responsibilities for risk oversight, and fostering a culture of integrity and compliance with legal and ethical responsibilities.
Importantly, the Board’s risk oversight includes risks from cybersecurity threats. The Board administers its cybersecurity risk oversight function primarily through the Audit Committee. Our CFO, who oversees the information technology department as led by our Director of Information Technology, provides periodic briefings to the Audit Committee regarding cybersecurity risks and activities, including recent cybersecurity incidents and related responses, if any, cybersecurity policies and procedures, activities of third parties, and the like.

The Board also oversees environmental, social, and governance (“ESG”) matters, such as climate change, diversity, equity, and inclusion, and shareholder engagement. The Board delegates primary responsibility for oversight of ESG matters to the Nominating and Corporate Governance Committee ("Governance Committee"). The Audit Committee also assesses existing and proposed disclosure and other requirements related to environmental matters as part of its oversight of financial reporting.

Board Leadership Structure

The Board has not adopted a formal policy on whether the Chairperson of the Board (“Chairperson”) and the Chief Executive Officer (“CEO”) positions should be held by different individuals. This approach allows the Board to select the most qualified director as Chairperson while maintaining the ability to separate the Chairperson and CEO roles when deemed to be in the best interests of the Company and its shareholders. The Board has, however, adopted a Lead Independent Director Charter, which calls for the Board to appoint a lead independent director when the positions of Chairperson and CEO are held by the same individual. Pursuant to the Lead Independent Director Charter, the lead independent director is empowered to, among other things: (i) act as the primary liaison between management and independent directors; (ii) call and preside at meetings of independent directors; (iii) advise the Chairperson in setting Board meeting agendas and assessing information provided to the Board by management; (iv) engage outside advisors on behalf of the independent directors; and (v) consult and communicate with major shareholders directly. In addition, each Committee is composed entirely of independent directors. The Board believes that this leadership structure encourages effective strategy development and operational execution balanced with appropriate independent oversight.

The Board is currently chaired by Darren Lampert, who also serves as CEO. At this time, the Board believes that combining the roles of Chairperson and CEO is in the best interests of the Company and its shareholders because the Company can fully utilize the talent and experience of Mr. Lampert. In particular, the Board believes that having a combined Chairperson and CEO facilitates a seamless and regular flow of information together with unified leadership as between the Board and management, which has benefited the Company by supporting the Company’s ability to adapt its business to changing conditions quickly and effectively. As a result of the Chairperson and CEO positions currently being held by the same individual, the Board has appointed Eula Adams to serve as lead independent director pursuant to the Lead Independent Director Charter, described immediately above.

Board Composition

The Company’s bylaws provide that the size of the Board is determined from time to time by resolution of the Board but may not consist of less than one director or more than ten directors. As of the date of this Proxy Statement, the Board has five members. The Company does not have a classified Board, so each director must stand for re-election annually. If any member or nominee is unable to serve as a director, or if any director leaves the Board between annual meetings, the Board may reduce the number of directors or elect an individual to fill the resulting vacancy.

The Board does not currently maintain any formal policy regarding board refreshment, such as age or term limits. Instead, the Board believes that it is in the Company’s and its shareholder’s best interest to maintain flexibility to help the Company retain the most qualified candidates to serve on the Board. The Governance Committee and the Board do, however, consider age and tenure when evaluating directors to be recommended for nomination or nominated to the Board.

Board Diversity

In assessing the appropriate composition of the Board, the Governance Committee considers all relevant factors, including diversity. The Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity, and other characteristics on the Board and Committees.

Set forth below is certain information regarding the diversity of current Board members:

Board Diversity Matrix (As of April 28, 2026)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Independence

The Board is composed of a majority of “independent” directors within the meaning of the rules of Nasdaq Capital Market.

The Board examines the independence of the directors at least annually. The following directors were determined to be independent as of the last time the Board reviewed director independence: Eula Adams, Stephen Aiello, and Starlett Carter.

For a director to be considered independent, the Board must determine that the director does not have any relationship with the Company or any of its affiliates, either directly or as a partner, shareholder, or officer of an organization that has such a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent if, among other things, the director has:
•Been employed by the Company or its affiliates at any time in the current year or during the past three years;
•Accepted, or a family member who accepted, any payments from the Company or its affiliates in excess of $120,000 during any period of 12 consecutive months within the preceding three years (except for board services, retirement plan benefits, or non-discretionary compensation);
•A family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;
•Been, or a family member who has been, a partner, controlling shareholder, or an executive officer of any “for profit” business to which the Company made or from which it received payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the entity’s or the

Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years;
•Been, or a family member who has been, employed as an executive officer of another entity where, at any time during the past three years, any of the Company’s executive officers serve on that entity’s compensation committee; or
•Been, or has a family member who has been, employed as a partner or employee of the Company’s outside auditors in any of the preceding three years.

Board Committees

The Board has established three committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Each Committee is composed entirely of independent directors (see Director Independence above). The Board has adopted a charter for each Committee, each of which is available on the Company’s investor relations website at ir.growgeneration.com.

The current members of each Committee are set forth in the table below.

Director Name	Audit Committee	Compensation Committee	Governance Committee
Eula Adams	X*	X
Stephen Aiello	X	X*	X*
Starlett Carter	X	X	X
* Denotes Chairperson

Audit Committee

During the fiscal year ended December 31, 2025, the Audit Committee held six meetings.

The purpose of the Audit Committee is to perform and to assist the Board in fulfilling its oversight responsibility relating to: (i) the Company’s financial statements and financial reporting and the Company’s systems of internal accounting and financial controls; (ii) the integrity of the Company’s financial statements; (iii) the appointment, retention, and performance of the internal auditors, if applicable; (iv) the annual independent audit of the Company’s financial statements, the engagement and compensation of the independent auditors, and the evaluation of the independent auditors’ qualifications, independence, and performance; (v) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (vi) the evaluation of management’s process to assess and manage the Company’s enterprise risk issues, including cybersecurity risks; and (vii) the fulfillment of the other responsibilities delegated to the Audit Committee by the Board of Directors.

The Board has determined that all Audit Committee members are independent directors and that Mr. Adams qualifies as an “audit committee financial expert” within the meaning of the rules of the Securities Exchange Commission (the “SEC”) and Nasdaq Capital Markets.
Compensation Committee

During the fiscal year ended December 31, 2025, the Compensation Committee held one meeting.

The Board has established a Compensation Committee for the purposes of: (i) reviewing, determining, and approving all forms of compensation and the terms thereof to be provided to the Company’s executive officers and monitoring the executive officers’ determination of any equity compensation to be provided to other employees and consultants of the Company; (ii) setting goals for and monitoring the performance of the Company’s executive officers; (iii) administering the Company’s stock-based compensation plans; (iv) administering the Company’s incentive compensation clawback policy; and (v) reviewing and approving public disclosures and reporting relating to the Company’s compensation arrangements.

The Board has determined that all Compensation Committee members are independent directors. None of the members of the Compensation Committee has at any time during the last fiscal year been an affiliate of the Company or a subsidiary of the Company, nor has any Compensation Committee member received any consulting or advisory fee from the Company.

Nominating and Corporate Governance Committee

During the fiscal year ended December 31, 2025, the Governance Committee held one meeting.

The purpose of the Governance Committee is to: (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review, and evaluate candidates to serve as directors of the Company and review and evaluate incumbent directors, in each case consistent with criteria approved by the Board and applicable law and securities exchange rules; (iv) select or recommend to the Board for selection candidates to the Board to serve as nominees for director for the annual meeting of shareholders; (v) assist the Board to establish and oversee the Company’s environmental, social, and corporate governance initiatives and programs; and (vi) make other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.

The Board has determined that all Governance Committee members are independent directors.

Board Meetings

During the fiscal year ended December 31, 2025, the Board held six meetings. No director attended less than 75% of all board meetings during the fiscal year ended December 31, 2025, to the extent such director was a director as of the date of such meetings. No director attended less than 75% of all meetings of any committee on which such director served during the fiscal year ended December 31, 2025, to the extent such director was a director as of the date of such meetings.

All current Board members and all nominees for election to the Board are encouraged but not required to attend the Annual Meeting.

Director Compensation

During the fiscal year ended December 31, 2025, each non-employee director of the Company received cash compensation of $2,000 per month and an equity grant of 20,000 shares of Common Stock for services rendered as a director. The Chairperson of the Audit Committee received an additional 5,000 shares of Common Stock. Directors who are employees of the Company receive no separate compensation for their service as directors.

In addition to cash and equity-based compensation, non-employee directors receive reimbursement of all reasonable travel and other expenses for attending Board meetings and certain other Company-related functions.

Director Compensation Philosophy

Our director compensation program is intended to enable us to attract and retain qualified non-employee directors by providing compensation that is competitive with other companies, and to align directors’ interests with shareholders’ interests by including equity as a significant portion of the compensation package.

In setting director compensation, we consider compensation offered to directors by other companies, the amount of time that our directors spend providing services to us, the experience, skill, and expertise that our directors possess, and the performance of the Company.

Non-Employee Director Compensation

 The following table summarizes the compensation paid to each non-employee director in 2025.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Eula Adams	$24,000	$43,000	$—	$67,000
Stephen Aiello	$24,000	$34,400	$—	$58,400
Starlett Carter	$24,000	$34,400	$—	$58,400
(1) The amounts reflect the aggregate grant date fair value of immediately vesting restricted stock units granted in 2025. The grant date fair value was determined using the value of the underlying shares of Common Stock on the applicable date of grant computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (FASB ASC Topic 718), excluding the effect of any estimated forfeitures. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our Common Stock in future periods. Assumptions used in the calculation of these amounts are described in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

Director Nomination Process

The process of reviewing and making recommendations for nominations and appointments to the Board is the responsibility of the Governance Committee. In reviewing director nominees, the Governance Committee evaluates each nominee’s overall credentials and background but does not have any specific eligibility requirements or minimum qualifications. In general, directors are expected to have the education, business, and other experience and insight necessary to contribute to the Board’s performance of its functions, the interest and time to be actively engaged with the Company’s management team, and the functional skills, leadership, diversity, experience, and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

The Governance Committee generally utilizes the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors, each year the Governance Committee informally reviews each director’s overall service to the Company during the prior year, including the number of meetings attended, level of participation, and performance, as well as the duration of such director’s tenure on the Board. In the case of new director nominees, the Governance Committee may solicit from existing directors the names of potential nominees who meet the criteria above, consider nominees suggested by our shareholders, or engage a professional search firm. To date, the Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. In the case of both incumbent directors and new director nominees, the Governance Committee considers each director’s or nominee’s responses provided in the latest director questionnaire provided by such director or nominee, including information regarding independence, experience and expertise, and professional commitments outside the Company. The Governance Committee considers nominees’ qualifications and then chooses nominees to recommend to the Board by majority vote. In turn, the Board, taking into account the recommendations of the Governance Committee and acting by majority vote, selects nominees to stand for election.

Shareholder Nominations

The Governance Committee has the authority to consider nominations for directors made by the Company’s shareholders. To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of the Company’s capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.

Communications with Directors

Our directors welcome and encourage communications from shareholders. Shareholders who wish to communicate with the Board, a Committee, or one or more individual directors may do so by contacting the Corporate Secretary by mail at GrowGeneration Corp., 5619 DTC Parkway, Suite 900, Greenwood Village, CO 80111. The Corporate Secretary will refer such communication to the Board, such Committee, or such individual director(s), as applicable.

Human Capital Management

Diversity and Inclusion

GrowGeneration is committed to fostering a diverse and inclusive workplace where every employee feels welcomed, valued, and respected. We believe that diversity of thought, backgrounds, and experience is essential for driving innovation and achieving our business goals.

We actively seek to recruit, develop, and retain a diverse workforce that reflects the communities we serve. We are committed to providing equal opportunities for all candidates and employees and creating an environment where everyone can thrive and reach their full potential. To support this commitment, we promote awareness, understanding, inclusion, and respect of all individuals through employee trainings.

Demographics

GrowGeneration is proud to employ individuals from various backgrounds, cultures, perspectives, and experiences. Our workforce is comprised of various demographics, including but not limited to gender, age, race, ethnicity, sexual orientation, and disability status. For example, 31% of our employee group self-identifies as ethnically diverse. We continuously strive to improve diversity, equity, and inclusion and are dedicated to promoting a culture of belonging for all.

Health, Wellness, and Family Benefits

We believe that a healthy workforce is essential for individual and organizational success. As such, our wellness program is designed to support employees in achieving their personal health and financial goals and maintaining a healthy work-life balance.

GrowGeneration offers a range of wellness benefits, including access to fitness facilities and monthly reimbursements for fitness activity, mental health resources, nutrition counseling, financial management resources, and preventive health screenings. We contribute towards employee medical insurance premiums, and we offer a company paid life insurance policy. We also offer a suite of voluntary employee-paid benefits, such as dental, vision, short-term and long-term disability, accident indemnity, critical illness, and a 401(k) retirement plan. Currently, GrowGeneration makes matching contributions for all participants each year equal to 100% of their elective deferrals up to 3% of their total eligible compensation and 50% of their elective deferrals from 3% to 5% of eligible annual compensation.

We also have a paid parental leave policy designed to provide employees with the flexibility they need to balance their work and family responsibilities, regardless of gender or whether they become a parent through birth, adoption, or foster care placement. In addition, we provide resources to help employees transition back to work after leave, which include flexible work arrangements, access to lactation rooms, and employee assistance programs through our healthcare provider.

Professional Development and Growth Opportunities

We believe that our employees are our most valuable asset. Through our various training programs, career advancement opportunities, and our employee recognition program, we help empower our workforce to reach their full potential. Recognizing and celebrating employee achievements, milestones, and contributions not only enhances individual performance but also strengthens our organizational and workplace culture.

Corporate Governance

Code of Ethics and Business Conduct

All officers, directors, and employees of the Company are obligated to abide by the Company’s Code of Ethics and Business Conduct, which, among other things, requires ethical behavior and compliance with applicable laws and regulations. The Board reviews the Code of Ethics and Business Conduct at least annually and makes updates as necessary. A copy of the Code of Ethics and Business Conduct adopted by the Board is available on the Company’s investor relations website at ir.growgeneration.com.

Executive Compensation Clawback Policy

The Company’s Executive Compensation Clawback Policy, as amended effective April 2026, is designed to promote accountability and align compensation with performance. The policy applies to current and former executive officers and certain other employees, and provides for the recovery of incentive-based compensation in specified circumstances, including (i) accounting restatements resulting from material noncompliance with financial reporting requirements under federal securities laws, and (ii) misconduct by a covered individual, whether or not such misconduct results in a restatement. The policy is intended to comply with Section 10D of the Securities Exchange Act of 1934 and applicable stock exchange listing standards.

In the event of an accounting restatement, the Company is required to recover excess incentive compensation received during the three completed fiscal years preceding the date the restatement is required, based on the difference between amounts received and those that would have been received under the restated results. In cases of misconduct, the Compensation Committee has discretion to require reimbursement or forfeiture of incentive compensation and may also cancel unvested awards, taking into account factors such as the severity of the conduct, harm to the Company, and any unjust enrichment.

The Company was not required to prepare any accounting restatement at any time during or after the last completed fiscal year that would have triggered recovery of erroneously awarded compensation pursuant to the policy. In addition, there was no prior restatement that would have resulted in an outstanding balance as of the end of the last completed fiscal year of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

Insider Trading Policy

The Company’s Insider Trading Policy, as amended effective April 2026, sets forth restrictions and procedures regarding trading by insiders in securities of the Company. The policy prohibits directors, officers, employees and other covered persons from trading in securities of the Company while in possession of material nonpublic information and establishes compliance mechanisms, including blackout periods, pre-clearance requirements and limitations on certain speculative or short-term transactions.

The policy includes an anti-hedging provision that prohibits transactions designed to hedge or offset declines in the value of Company securities, including derivative or monetization arrangements such as swaps, collars and similar instruments. In addition, the policy also includes anti-pledging provisions that prohibit holding securities of the Company in margin accounts or pledging them for margin loans, while permitting limited pledging for non-margin loans with prior approval and subject to specified conditions. These policies are designed to ensure that covered persons maintain full economic exposure to the Company’s share price and that their long-term interests remain aligned with those of shareholders.

The Board reviews the Insider Trading Policy at least annually and makes updates as necessary.

Equity Award Grant Policy

The Board has adopted an Equity Award Grant Policy regarding the timing and approval of equity awards granted under the Company's equity compensation plans, including the Amended and Restated 2018 Equity Incentive Plan. The policy is intended to align with the Company’s Insider Trading Policy and mitigate the risk of actual or perceived misuse of material nonpublic information in connection with equity award grant timing that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement and public releases of such information. The Board reviews the Equity Award Policy at least annually and makes updates as necessary.

Outside of the Compensation Committee's annual review and approval of short-term and long-term executive incentive compensation plans, the Compensation Committee has discretionary authority to grant equity awards to named executive officers in connection with, but not limited to, new or amended employment agreements, severance arrangements, or retention purposes. The Chief Financial Officer has discretionary authority to approve equity awards granted to non-executive employees and consultants, generally in connection with new or amended employment or consulting agreements, promotions, performance reviews, retention purposes, and bonus or incentive programs.

Equity awards are not granted in anticipation of the release of material nonpublic information, and the release of material nonpublic information is not timed on the basis of equity award grant dates. Grant dates reflect the actual date of approval by the Compensation Committee or Chief Financial Officer, and no equity awards are backdated or spring-loaded. Additionally, grants of stock options or similar equity awards that include an exercise price related to the market price of the Company’s common stock on the date of grant are prohibited (i) during blackout periods as defined in the Insider Trading Policy and (ii) at any time during the four business days prior to or the one business day following the filing of the Company’s periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

The Company has not granted stock options or similar equity awards in fiscal 2025 or 2024.

Share Ownership Guidelines

The Company’s Share Ownership Guidelines, as amended effective April 2026, is designed to align the interests of its executive officers and non-employee directors with those of stockholders through meaningful equity ownership. Under the guidelines, the Chief Executive Officer/President is expected to hold the lesser of 100,000 shares or shares with a value equal to 50% of annual base salary; other executive officers are expected to hold the lesser of 50,000 shares or shares with a value equal to 50% of annual base salary; and non-employee directors are expected to hold the lesser of 25,000 shares or shares with a value equal to 100% of their annual cash retainer. Ownership includes directly and indirectly held shares where the individual has an economic interest, but excludes unvested equity awards and any hedged or pledged shares.

Compliance is assessed annually using an average share price over a specified measurement period. Executive officers are required to retain 100% of net shares received from equity awards for at least 12 months following vesting or exercise, subject to limited discretion by the Compensation Committee.

The Compensation Committee reviews the Share Ownership Guidelines at least annually and makes updates as necessary.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:
•been convicted in a criminal proceeding or is a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•had a petition under the federal bankruptcy law or any state insolvency law filed by or against the business or property of the person, or of any partnership, corporation, or business association of which the person was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending, or otherwise limiting for more than 60 days, involvement in any type of business practice, securities, futures commission merchant, commodities, leverage transaction merchant, investment adviser, banking company, savings and loan association, or insurance activities, or to be associated with persons engaged in any such activity;
•been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty, temporary or permanent cease-and-desist order, removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Limitation of Directors Liability and Indemnification

The Colorado Business Corporations Act authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their shareholders for monetary damages for certain breaches of their fiduciary duties. The bylaws of the Company provide that the Company will indemnify its directors and officers who, by reason of the fact that he or she is one of the Company’s officers or directors, is involved in a legal proceeding of any nature.

The Company has purchased director and officer liability insurance to cover certain liabilities its directors and officers may incur in connection with their services to the Company.

As of the date of this Proxy Statement, the Company is not aware of any pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that would reasonably be expected to result in a claim for such indemnification.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Based solely upon a review of Section 16(a) forms furnished to the Company, the Company believes all reports required to be filed under Section 16(a) with the SEC were timely filed in 2025.

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Report of Audit Committee

The Audit Committee is currently comprised of three members, identified under Board of Directors - Board Committees above. Based on the review described above under Board of Directors - Director Independence, our Board has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the Nasdaq Capital Market and the SEC. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.

In accordance with its Charter adopted by the Board, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures, and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has approved submitting such selection for approval and ratification by the shareholders.

MEMBERS OF THE AUDIT COMMITTEE
as of April 28, 2026

Eula Adams (Chairperson)
Stephen Aiello
Starlett Carter

Report of Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and, based on such review and discussion, the Compensation Committee recommended to the Board (and the Board approved) to include such disclosure in this Proxy Statement.

MEMBERS OF THE COMPENSATION COMMITTEE
as of April 28, 2026

Stephen Aiello (Chairperson)
Eula Adams
Starlett Carter

The reports of the Audit Committee and the Compensation Committee are not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the reports shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

PROPOSAL 1:  ELECTION OF DIRECTORS

Upon the recommendation of the Governance Committee, the Board has nominated Darren Lampert, Michael Salaman, Eula Adams, Stephen Aiello, and Starlett Carter to stand for election to the Board, each to hold office until the 2027 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Set forth below is biographical information for each person nominated for election to the Board, including a description of the experience, qualifications, attributes, and skills that led to the conclusion that the person should serve as a director of the Company, in light of the Company’s business strategy, prospects, and structure.
The Company has no reason to believe that any of these nominees will refuse or be unable to serve as a director if elected; however, if any of the nominees refuses or is unable to serve, each proxy that does not direct otherwise will be voted for a substitute nominee designated by the Board.
Proxies cannot be voted for a greater number of persons than the number of nominees in this Proxy Statement.

Nominees for Director

Name	Age	Tenure
Darren Lampert	65	12.1
Michael Salaman	63	12.1
Eula Adams	76	4.7
Stephen Aiello	65	12.0
Starlett Carter	43	2.0

Darren Lampert has been our CEO, a Director, and the Chairperson of the Board since our inception in 2014. Mr. Lampert began his career in 1986 as a founding member of the law firm of Lampert and Lampert (1986-1999), where he concentrated on securities litigation, National Association of Securities Dealers (NASD) (now Financial Industry Regulatory Authority (FINRA)) compliance, and arbitration and corporate finance matters. Mr. Lampert has represented clients in actions and investigations brought before government agencies and self-regulatory bodies. From 1999 to 2014, Mr. Lampert worked as a portfolio manager and proprietary trader at a number of broker-dealer firms. From 2010 to 2014, Mr. Lampert was a private investor. Mr. Lampert graduated in 1982 with a Bachelor of Science degree in business administration from Ithaca College. Mr. Lampert received a J.D. from Bridgeport University School of Law in 1985. Mr. Lampert was admitted to practice law in New York in 1986 and is also admitted to practice before the United States District Courts for the Southern and Eastern Districts of New York.

Mr. Lampert has extensive experience in our industry and knows our operations from top to bottom, having led the Company for 12 years as its CEO and Chairperson of the Board. In addition, his experience in the finance and legal fields make him an excellent asset for GrowGeneration, navigating the capital markets, making acquisitions, and leading the Company through other critical business matters and initiatives.

Michael Salaman has been our President and a Director since our inception in 2014. Mr. Salaman began his business career as Vice President of Business Development for National Media Corp., an infomercial marketing company in the United States, from 1985 to 1993. From 1993 to 1995, Mr. Salaman worked as a consultant. From 1995 to 2001, Mr. Salaman started a digital media company called American Interactive Media, Inc., a developer of Web TV set-top boxes and ISP services. In 2002, Mr. Salaman became the principal officer of that entity, directing its operations as a marketing and distribution company, and in 2005 focused its efforts in the enhanced water business. Mr. Salaman served as the Chairperson of Skinny Nutritional Corp. from 2002 to 2014 and as Chief Executive Officer and President of Skinny Nutritional Corp. from 2010 to 2014. Mr. Salaman received a Bachelor of Business Administration degree in business from Temple University in 1986.

Mr. Salaman has been with the Company for 12 years as its President and a Director, providing him with deep knowledge of our business, people, and industry. In addition, his experience as an innovator and leader in sales and marketing is particularly beneficial to GrowGeneration as a company with an emerging proprietary brand portfolio, for which its products are sold through multiple channels, including retail, e-commerce, and distribution.

Eula Adams has been a Director of the Company since September 2021. Mr. Adams began his career as an auditor at Touche Ross in 1972, eventually becoming an audit partner there (which became Deloitte & Touche following a merger in 1989) until 1991. From 1991 to 2003, Mr. Adams worked at First Data Corporation (now Fiserv), holding positions as President of Merchant Services, President of Card Issuer Services and President of Teleservices. From 2004 to 2006, he served as Senior Vice President of StorageTek, which was acquired in 2006 by Sun Microsystems. From 2006 to 2008, he served as Senior Vice President of Sun Microsystems Storage Division. From 2008 to 2013, Mr. Adams was Chief Operating Officer of Xcore Corporation. From 2013 to 2019, Mr. Adams was Chief Executive Officer and director at Neuromonics, Inc. Mr. Adams currently serves on the boards of the White House Historical Association and the Transportation Commission of Colorado and is a former director of Harvest Health and Recreation Inc. and Your Way Cannabis Brands Inc. Mr. Adams is a graduate of Morris Brown College with a Bachelor of Science degree in accounting, has a Master of Business Administration from Harvard Business School, and is a Certified Public Accountant.

Mr. Adams contributes tremendous accounting and finance expertise to the Company as a certified public accountant and former audit partner, as well as broad operational experience as a former Chief Executive Officer and Chief Operating Officer, among other roles. Mr. Adams serves as the Chairperson of the Audit Committee, as well as a member of the Compensation Committee.

Stephen Aiello has been a Director of the Company since 2014. From 1986 to 2001, Mr. Aiello was a partner at Montgomery Securities, where he managed the sales and trading institutional desk. From 2001 to 2003, he worked at 033 Asset Management, a long/short equity fund where he was responsible for day-to-day trading of the portfolio. Mr. Aiello was a partner at Jones and Company from 2004 to 2008. Mr. Aiello has been a private investor focusing on cannabis and real estate since 2008. Mr. Aiello received a Bachelor of Arts in Psychology from Ithaca College and a Master of Business Administration from Fordham University.

Mr. Aiello brings deep knowledge of finance and capital markets to the Board, as well as general business and management expertise as an MBA. In addition, Mr. Aiello has prior experience in the cannabis industry, and his real estate expertise is well-suited to help the Company manage its large real estate portfolio. Mr. Aiello serves as the Chairperson of the Compensation Committee and the Governance Committee, as well as a member of the Audit Committee.

Starlett Carter joined the Board in April 2024. Ms. Carter began her career as an attorney at large, internationally recognized law firms, including Weil Gotshal & Manges LLP from 2006 to 2014 and Sidley Austin LLP from 2014 to 2017, where she became Counsel. She also worked as Senior Associate Counsel for Hudson Advisors, the advisory arm of Lone Star Funds, from 2017 to 2018. From 2018 to 2022, Ms. Carter co-founded and served as a director, Chief Operations Officer, and General Counsel of Kanarys, Inc., a technology platform focused on fostering diversity, equity, and inclusion in the workplace. Ms. Carter also served on the board of directors for Legal Aid of Northwest Texas from 2013 to 2022, including as Chairperson and a member of the Nomination Committee and Audit and Finance Committee. She currently serves as a General Counsel and Strategic Consultant for 10mK LLC, a venture and consulting firm. Ms. Carter holds a Juris Doctor from Harvard Law School and a Bachelor of Business Administration with honors from the University of Texas at Austin.

Ms. Carter brings nearly two decades of expertise in corporate strategy and law. She has led complex legal matters, facilitated corporate transactions, and provided strategic guidance on corporate governance, mergers and acquisitions, and other matters. Ms. Carter also contributes her experience in operational strategy and execution, corporate leadership, and diversity, equity, and inclusion. Ms. Carter serves as a member of the Audit Committee, the Compensation Committee, and the Governance Committee.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named above.

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EXECUTIVE OFFICERS

The Board selects and oversees management of the Company. Members of management may be appointed, removed, and replaced at the discretion of the Board, subject to the terms of any applicable employment agreement or other arrangement.

The following table sets forth information concerning the Company’s executive officers as of December 31, 2025:

Name	Age	Position
Darren Lampert	65	Chief Executive Officer and Director
Michael Salaman	63	President and Director
Gregory Sanders	37	Chief Financial Officer

Set forth below is biographical information with respect to Mr. Sanders. Biographical information for Mr. Lampert and Salaman is set forth above under Proposal 1: Election of Directors.

Gregory Sanders has been our Chief Financial Officer (“CFO”) since August 2022. Immediately prior, Mr. Sanders served as Vice President and Corporate Controller at GrowGeneration for nearly five years. Mr. Sanders began his career in 2008 with Enterprise Holdings, one of the nation's largest privately held organizations, where he held nine different positions during his tenure, including Accounting Manager. From 2014 to 2015, he served as Accounting Manager at Arrow Electronics. From 2015 to 2018, Mr. Sanders served as Director of Accounting at Machol & Johannes LLC, where he led accounting, finance, human resources, and administrative functions and supported the organization in its highest ranking financial position. Mr. Sanders holds a B.S. in Accounting from the University of Minnesota.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, discusses the overall compensation philosophy, objectives, and practices for our named executive officers (“NEOs”) identified in the Summary Compensation Table (“SCT”) below. In this CD&A, the terms “we,” “us,” “our,” “GrowGeneration” and the “Company” refer to GrowGeneration Corp. and not to the Compensation Committee.

Compensation Overview

The Company’s ultimate goal is to maximize shareholder value and otherwise serve the best interests of our shareholders, and we strive to design executive compensation programs with that goal at the forefront. Accordingly, our executive compensation programs help to align our NEO’s interests with the interests of our shareholders.

In 2024, we adopted certain changes to our Amended and Restated 2018 Equity Incentive Plan in order to continue to attract, motivate, reward, and retain talent in a manner that supports future shareholder value creation. Changes included updated terms designed to support pay-for-performance alignment, such as minimum vesting periods and prohibitions on option backdating and repricing, and an increase in the number of shares authorized under the plan. The Board believes that such changes are critical to the future success of the Company.

Compensation Philosophy and Objectives

Our overarching compensation philosophy is to attract, motivate, reward, and retain the right talent so that the Company can maximize shareholder value and otherwise serve the best interests of its shareholders. As such, we believe that pay-for-performance, competitive compensation levels, and long-term retention should be key drivers of compensation decisions.

Leadership and motivation of our executive officers are critical to our long-term success, and the market for high-quality executive officers in our industry remains competitive. Our overall objective is to offer a compensation program that is competitive and at the same time reinforces our commitment to being a brand-led, consumer-first organization and to our strategic priorities. We seek to do this by offering a compensation structure that considers market compensation practices and ties a significant portion of overall compensation to defined Company objectives, rewarding executives when performance or other factors warrant it.

Compensation Program Design

Our compensation program for executive officers is designed to reward executive officers competitively when they achieve Company objectives, increase shareholder value, and maintain long-term careers with the Company. In 2025, our compensation program design for NEOs consisted of the following elements:
•salary that provides for a minimum level of compensation for an executive officer;
•short-term and long-term performance-based cash bonuses tied to achievement of corporate objectives;
•short-term and long-term equity incentives that offer significant rewards if the market price of our Common Stock increases in the future; and
•benefits that aim to be competitive with those that are offered by companies similar to GrowGeneration.

The total compensation package for our executive officers is substantially weighted toward incentive compensation tied to business and stock performance. Therefore, when targeted performance goals are not achieved or our stock price decreases, executive officer compensation may be significantly reduced. When targeted performance goals are exceeded or our stock price increases, executive officer compensation may be significantly increased.

Components of Compensation

The table below summarizes the key elements of our compensation program for NEOs in 2025. Each of the elements of our compensation program helps us achieve the objectives of our program, and we believe that, together, they are effective in achieving our overall objectives.

Component	Description	Purpose
Base Salary	Fixed cash component.	Reward for level of responsibility, experience, and sustained individual performance.
Annual Cash Incentive	Cash bonus based on achievement of predetermined performance goals.	Reward achievement of short-term business objectives and financial results.
Long-Term Cash Incentive	Cash bonus awarded annually based on achievement of predetermined multi-year performance goals.	Reward achievement of long-term business objectives and financial results.
Short-Term and Long-Term Equity Incentive	Equity grants primarily consisting of restricted stock units vesting over two or three years and short-term performance stock units.	Reward creation of shareholder value, align the interests of employees and shareholders, and retain executives for the long-term.
Other Compensation	Various health, life, and disability insurance plans and other customary employee benefits generally available to all our U.S. employees.	Provide an appropriate level of employee benefit plans and programs.
Other Policies	Insider trading policy, which includes anti-hedging and anti-pledging policies, stock ownership guidelines, and incentive compensation clawback policy.	Enhance alignment with shareholder interests and avoid pay-for-failure.

Base Salary

Base salary is the primary fixed element of total compensation. Base salary also impacts certain variable compensation elements to the extent they are linked directly or indirectly to base salary. The Compensation Committee reviews base salary levels for NEOs annually based on competitive market salaries and a subjective assessment of organizational and individual qualities and characteristics, such as role, responsibilities, experience, skill level, and individual and enterprise performance.

Annual Cash and Long-Term Cash Incentives

Annual cash incentives are intended to short-term drive and reward achievement of near-term business objectives set by the Board. The Compensation Committee generally establishes goals early in the fiscal year based upon current forecasts, business strategies, and expectations. Long-term cash incentives are intended to drive and reward achievement of business objectives and growth over a multi-year period set by the Board. The Compensation Committee sets performance target goals for the annual and long-term cash incentive plans that are intended to be challenging yet attainable and tied to driving strong operational and financial performance. The Compensation Committee has the discretion to include or exclude any extraordinary items affecting performance goals and to adjust performance goals to take into account changes in accounting and other matters that the Compensation Committee deems relevant.

Actual cash incentive bonus amounts payable to our NEOs generally depend on the level of actual achievement above or below performance targets, with higher levels of achievement resulting in higher bonus earned (subject to a maximum amount), and lower levels of achievement resulting in lower or no bonus earned. The Compensation Committee may reduce, increase, or eliminate the amount payable to an NEO based on factors that it determines warrant such adjustment. The Compensation Committee may also award additional discretionary bonuses based on an individual executive’s role and performance, among other factor considered relevant by the Compensation Committee.

Short-Term and Long-Term Equity Incentives

Short-term and long-term equity compensation is intended to align the interests of our executives with those of the Company and its shareholders, to reward the creation of shareholder value, and to help retain executives as employees of the Company. Most recently, the Compensation Committee has primarily awarded long-term, time-based restricted stock units ("RSUs") with biannual vesting near the end of the second and fourth quarters to our executive officers. Long-term equity incentives awarded to executive officers are also set forth in the employment agreement for each executive officer. In 2025, and in response to shareholder feedback, the Compensation Committee approved short-term performance stock units ("PSUs") with vesting based on the Company's net sales targets components in a portion of executive equity awards. The Compensation Committee periodically reviews outstanding share-based compensation grants to monitor the effectiveness of such grants, especially considering the volatility of our stock price.

Compensation Determinations

The use and weight of each compensation component is based on a determination by the Compensation Committee of the importance of each component in meeting our overall objectives, as well as general market practices. In general, the Compensation Committee wants a significant amount of each NEO’s potential compensation “at risk” based on corporate performance and stock price.

As part of its process for determining compensation for NEOs, the Compensation Committee periodically reviews compensation analyses provided by independent compensation consultants, considering the median of the market data as one of many factors in its analysis of the competitive, reasonable, and appropriate levels of compensation for our NEOs. The Compensation Committee also considers several other factors when determining appropriate compensation levels for each executive officer, including:
•analyses of competitive compensation practices;
•individual performance in light of Company goals and objectives relevant to executive compensation;
•individual role, responsibilities, leadership, experience, expertise, skills, and knowledge;
•labor market conditions (which affect the compensation required to attract and retain key talent); and
•analyses and advice from its independent compensation consultant, including competitive market data pertaining to executive compensation at comparable companies.

The Compensation Committee’s approach to evaluating these factors is subjective and not formulaic, and the Compensation Committee may place more or less weight on a particular factor, or consider other factors it deems relevant, when determining compensation.

In determining the total compensation for each executive officer other than our President and CEO, the Compensation Committee also considers the specific recommendations of our President and CEO. Recommendations to the Compensation Committee typically include discussion of the role and responsibilities of the executive within the Company, the performance of the executive, the expected future contributions of the executive, the executive’s own expectations, and market considerations. Although our President and CEO make recommendations regarding other executive officers, neither participates in the discussions concerning his own compensation.

The Compensation Committee may consider, in addition to the factors described above:
•the individual’s accumulated vested and unvested equity awards;
•the vesting schedule of the individual’s outstanding equity awards;
•a comparison of individual equity awards between executive officers and in relation to other compensation elements;
•potential shareholder dilution resulting from stock awards to employees;
•total accounting expense resulting from executive compensation;
•shareholder advisory votes on executive compensation; and
•past levels of compensation awarded and earned.

Risk and Compensation

We believe our compensation programs for executive officers are designed to encourage prudent risk-taking to achieve long-term growth in shareholder value. A variety of principles and practices contribute to the alignment of our executive compensation programs with our overall risk profile, including the following:
•All Compensation Committee members are independent, non-employee directors.
•Our programs are designed to drive achievement of strategic objectives, short- and long-term financial performance, and growth in shareholder value, while also promoting the attraction and retention of executive talent.
•Our programs balance strategic, financial, and shareholder measures.
•Our programs balance short- and long-term performance through equity compensation and cash incentive plans.
•The vesting periods of long-term incentives provide long-term alignment with shareholders.
•Maximum amounts payable are established under performance-based incentive programs.
•Our Board and Compensation Committee generally establish both strategic and financial measures at the beginning of a performance period.
•Our Compensation Committee reviews all elements of executive compensation, with the assistance of an independent compensation consultant from time to time.
•Base salaries and annual adjustments for executive officers are generally based on market practices and our financial condition.
•Annual cash incentive payouts will vary over time, commensurate with business and individual executive performance.
•The Company maintains a policy requiring the Company to recover certain incentive compensation erroneously paid to executive officers.
•The Company maintains share ownership guidelines for executive officers to help ensure alignment with shareholder interests and long-term value creation.

The Compensation Committee is generally responsible for administering and overseeing our risk mitigation practices and policies in the context of our executive compensation programs. The Compensation Committee regularly assesses such practices and policies for effectiveness and compliance with applicable laws and regulations.

Tax Deductibility
Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person per year the amount of our tax deduction for compensation paid to our CEO, CFO, each of our three most highly compensated officers (other than the CEO and the CFO) who served in such position on the last day of the year, and any person who has ever served in one of those positions for any taxable year beginning after December 31, 2017. Accordingly, we are unable to take a tax deduction with respect to any portion of annual compensation we pay to our “covered employees” that exceeds $1,000,000 per person (except with respect to compensation paid pursuant to certain arrangements in place prior to November 2, 2017 that remain eligible for the “performance-based” exception). The Compensation Committee will continue to evaluate the tax deductibility of compensation paid under our executive compensation program and to grant compensation that is not tax deductible when it determines that doing so will help to ensure competitive levels of total compensation for our executive officers and to promote corporate goals.

Summary Compensation Table

The following SCT sets forth information regarding the total compensation of our NEOs, as determined under Item 402 of Regulation S-K, for the years ended December 31, 2025 and 2024.

Name	Year	Salary	Performance Bonus	Stock Awards (2)	All Other Compensation	Total
Darren Lampert(1)	2025	$492,887	$158,000	$—	$7,113	$658,000
Chief Executive Officer	2024	$500,000	$166,500	$426,000	$—	$1,092,500

Michael Salaman(1)	2025	$492,604	$158,000	$—	$7,396	$658,000
President	2024	$493,214	$166,500	$426,000	$6,786	$1,092,500

Gregory Sanders(1)	2025	$406,358	$114,000	$123,200	$10,539	$654,098
Chief Financial Officer	2024	$359,746	$117,000	$—	$9,670	$486,417
(1) In 2025, the Board granted 30,000 short-term, PSUs each to our CEO, our President, and our CFO. The number of shares issuable as a result of the PSUs vesting ranged from —% and 125% and was determined based on Company-specific net sales targets for fiscal year 2025 as well as service conditions. The 2025 Company-specific net sales targets were not achieved and the PSUs were forfeited.
(2) In 2024, our CEO and our President were each granted 200,000 RSUs pursuant to their respective employment agreements, which vest ratably on a biannual basis through December 2026. In December 2025, our CFO, Gregory Sanders, was granted 80,000 RSUs pursuant to his 2025 employment agreement, which vest ratably on a biannual basis through December 2026. The amounts in the Stock Awards column reflect the aggregated grant date fair value of awards granted during 2025 and 2024 as computed in accordance with FASB ASC Topic 718.

Salary

Base salaries paid to our NEOs are set forth in the “Salary” column of the SCT.

During 2024 and 2025, the Company undertook several initiatives across the enterprise to reduce expenses as a result of a prolonged industry downturn. In connection with these initiatives, our NEOs also agreed to reduced base salary levels beginning in 2023, as described immediately below.

Our CEO and Co-Founder, Darren Lampert, and our President and Co-Founder, Michael Salaman, each entered into a new two-year employment agreement, effective January 1, 2023, that provided for reduced total compensation compared to their compensation in prior years, including base salary of $500,000 per year. Effective January 1, 2025, both Mr. Lampert and Mr. Salaman entered into new two-year employment agreements with the same reduced base salary of $500,000 per year. The Compensation Committee believes such salary levels to be below market for similar executives of similar companies; however, the Compensation Committee was supportive of Mr. Lampert’s and Mr. Salaman’s willingness to accept below-market salaries given the near-term, industry-wide pressures the Company has faced. Furthermore, the Compensation Committee believes that such below-market salaries do not create retention risk, as Mr. Lampert and Mr. Salaman have displayed steadfast dedication to the Company since its founding approximately 12 years ago.

Performance Bonus

The amounts set forth in the “Performance Bonus” column of the SCT consist of performance bonuses earned by executive officers, which are based on either an annual or long-term performance bonus programs established by the Compensation Committee, including non-equity incentive compensation plans, a bonus program established in an employment agreement approved by the Compensation Committee, or discretionary bonuses awarded by the Compensation Committee.

Performance bonuses for fiscal years 2024 and 2025 included a long-term cash incentive program over a three-year performance period beginning with fiscal year 2024, which is based on achievement of proprietary brand sales as a percentage of total Company sales. Performance bonuses earned in fiscal year 2024 and 2025 were paid in March 2025 and March 2026, respectively.

For fiscal year 2025, the Company’s annual cash incentive plan used multiple performance goals, including Adjusted EBITDA (Refer to the Reconciliation of EBITDA and Adjusted EBITDA section in this Proxy Statement for the Company’s definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net income (loss)), and a non-financial goal to successfully remediate of all material weaknesses reported in Item 9 of the Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

For fiscal year 2024, the Company’s annual cash incentive plan used multiple performance goals, including Adjusted EBITDA, same-store-sales, and a non-financial goal to establish a program to monitor and reduce vehicle emissions from our delivery vehicle fleet.

For the Company's annual cash incentive plan for fiscal year 2026, the Compensation Committee has determined it is in the best interest of the Company and its shareholders to adopt a performance-based short-term cash incentive plan for fiscal year 2026 structured around four weighted financial metrics, with target cash opportunities of 50% of base salary and maximum opportunities of 100% of base salary for each NEO. The four metrics and their respective weightings are: Adjusted EBITDA (40%), Revenue versus Plan (30%), Gross Margin Dollars (15%), and Operating Expense Ratio (15%). For each metric, the Compensation Committee established a threshold level (below which no payout is earned), a target level tied to the Company’s 2026 operating budget approved by the Board, and a maximum level representing meaningful outperformance. Payout is interpolated linearly between each performance level, resulting in a composite weighted payout percentage that is applied uniformly to determine both the cash STI award and the PSU award for each NEO. For fiscal year 2026, the Compensation Committee also approved an AI Roadmap Development and Implementation non-financial goal, representing a cash award opportunity of $50,000 per NEO, assessed against three sequential milestones: (i) completion and Board presentation of a formal AI strategy document by July 15, 2026; (ii) deployment of at least two AI-enabled tools in live production operations by October 31, 2026, as verified by the Director of Internal Audit; and (iii) a measurable operational improvement attributable to an AI deployment by December 31, 2026, against a baseline established by the Compensation Committee by May 31, 2026.
Stock Awards

The amounts set forth in the “Stock Awards” column represent the value of RSUs and PSUs awarded to our NEOs under our Second Restated 2018 Plan at the time of grant.

In 2025, our CFO, Gregory Sanders, was granted 80,000 RSUs pursuant to his 2025 employment agreement, which vest ratably on a biannual basis through December 2026.

In 2025, the Board granted 30,000 short-term, PSUs each to our CEO, our President, and our CFO. The number of shares issuable as a result of the PSUs vesting ranged from —% and 125% and was determined based on Company-specific net sales targets for fiscal year 2025 as well as service conditions. The 2025 Company-specific net sales targets were not achieved and the PSUs were forfeited.

In 2024, our CEO and our President were each granted 200,000 RSUs pursuant to their respective employment agreements, which vest ratably on a biannual basis through December 2026.
All Other Compensation

The “All Other Compensation” column of the SCT shows compensation paid to our NEOs that is not already reflected in other columns of the SCT, which includes health insurance contributions, and other employee benefits.
Our 401(k) Plan is our tax qualified retirement savings plan pursuant to which our U.S. employees, including NEOs, are able to make pre-tax contributions from their cash compensation. During 2024 and 2025, the Company did not make matching contributions for plan participants, including NEOs, as part of its ongoing cost control measures. Effective January 1, 2026, GrowGeneration started matching contributions for all participants, including NEOs, each year equal to 100% of their elective deferrals up to 3% of their total eligible compensation and 50% of their elective deferrals from 3% to 5% of eligible annual compensation. The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan and also limits the amount of salary and bonus with respect to which matching contributions can be made under that plan.

We provide our NEOs with competitive benefits, and we generally do not provide perquisites or tax reimbursements or other benefits to NEOs that are not available to other employees. In addition to our 401(k) Plan described above, our NEOs are offered other benefits that are substantially the same as those offered to all of our U.S. employees. These benefits included medical, dental, and vision insurance. We also provide an enhanced long-term disability benefit to our executive officers. This benefit is designed to provide additional protection to our executive officers in the event of catastrophic illness or disability.

Employment Agreements and Severance

On December 29, 2025, the Company entered into a new one-year employment agreement, effective as of January 1, 2026, with Gregory Sanders as Chief Financial Officer. Pursuant to the agreement, the Company agreed to pay Mr. Sanders (i) a base wage of $450,000 per year; (ii) a target annual bonus equal to 50% of base annual wage per year, up to a maximum of 100% of base annual wage per year, subject to achievement of performance goals established by the Company; and (iii) 80,000 RSUs vesting in equal installments on June 15 and December 15 during the term of the agreement. The agreement also provides that if the Company terminates Mr. Sanders’ employment without “Cause” (as defined in the agreement), he will receive six months’ severance.

On September 30, 2024, the Company entered into new two-year employment agreements, effective as of January 1, 2025, with each of Mr. Lampert as Chief Executive Officer and Mr. Salaman as President. Pursuant to the agreements, the Company agreed to pay each of them (i) a base wage of $500,000 per year; (ii) a target annual bonus equal to 50% of base annual wage per year, up to a maximum of 100% of base annual wage per year, subject to achievement of performance goals established by the Company; and (iii) 200,000 RSUs vesting in equal installments on June 15 and December 15 each year during the term of the agreement. The agreements also provide that if the Company terminates the executive’s employment without “Cause” (as defined in the agreements), the executive will receive six months’ severance.

On September 1, 2022, the Company entered into new two-year employment agreements, effective as of January 1, 2023, with each of Mr. Lampert as Chief Executive Officer and Mr. Salaman as President. Pursuant to the agreements, the Company agreed to pay each of them (i) a base wage of $500,000 per year; (ii) a target annual bonus equal to 50% of base annual wage per year, up to a maximum of 100% of base annual wage per year, subject to achievement of performance goals established by the Company; and (iii) 100,000 RSUs vesting in equal installments on June 15 and December 15 each year during the term of the agreement. The agreements also provide that if the Company terminates the executive’s employment without “Cause” (as defined in the agreements), the executive will receive three months’ severance. On June 15, 2023, a drafting error in each employment agreement was corrected to correctly provide for 200,000 RSUs vesting in equal installments over two years on June 15 and December 15 each year, as the Compensation Committee and Board of Directors intended.

Effective June 15, 2023, the Company entered into a new employment agreement with Gregory Sanders as Chief Financial Officer, pursuant to which the Company agreed to pay Mr. Sanders (i) a base salary of $325,000 per year, increasing 10% each year on August 16; (ii) an annual performance cash bonus based on performance metrics set by the Company each year, with a target amount of 50% and maximum amount of 100% of the then-current base salary; and (iii) 180,000 RSUs, vesting in equal installments over three years on June 15 and December 15 each year, beginning June 15, 2023. In addition, if the Company terminates Mr. Sanders’ employment without “Cause” (as defined in the agreement), Mr. Sanders will receive three months’ severance. This employment agreement superseded the previous agreement, dated August 11, 2022, described immediately below.

Change in Control Payments

We do not have any cash severance arrangements with our NEOs directly tied to a change in control of the Company.

Under the Company’s Second Restated 2018 Plan, the plan administrator has discretion with respect to treatment of awards made under the plan in connection with a change of control. In the event that an acquirer does not assume or substitute awards, unvested awards will fully vest and unexercisable options will become fully exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the administrator will notify participants that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

In addition, if during the period beginning three months prior to the date of a change in control and ending 12 months thereafter, the services of a participant are terminated without “Cause” (as defined in the Second Restated 2018 Plan) or the participant is re-assigned to a job in a lower position that results in a reduction of job duties and/or responsibilities and a reduction in salary, then the participant will fully vest in and have the right to exercise all outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance stock units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Grants of Plan-Based Equity Awards

The following table provides information on equity awards granted to our NEOs during 2025:

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards:	All other option awards:
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Number of shares of stock or units	Number of securities underlying options	Exercise or base price of equity awards	Grant date fair value of stock and option awards
Darren Lampert(1)	4/18/2025	—	—	—	—	30,000	37,500	—	—	—	$—
Michael Salaman(1)	4/18/2025	—	—	—	—	30,000	37,500	—	—	—	$—
Gregory Sanders(1)	4/18/2025	—	—	—	—	30,000	37,500	—	—	—	$—
Gregory Sanders	12/29/2025	—	—	—	—	—	—	80,000	—	—	$123,200
(1) In 2025, the Board granted 30,000 short-term, PSUs each to our CEO, our President, and our CFO. The number of shares issuable as a result of the PSUs vesting ranged from —% and 125% and was determined based on Company-specific net sales targets for fiscal year 2025 as well as service conditions. The 2025 Company-specific net sales targets were not achieved and the PSUs were forfeited.

Outstanding Equity Awards

The following table summarizes, for each NEO, the number of shares of Common Stock underlying outstanding stock options and unvested RSUs held as of December 31, 2025. Market values for outstanding stock awards are presented as of the end of 2025 based on the closing price on the NASDAQ Market on December 31, 2025 of $1.50.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options, exercisable	Number of securities underlying unexercised options, unexercisable	Equity Incentive Plan Awards: Number of Securities underlying exercisable Options	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Darren Lampert	—	—	—	—	$—		—	—	100,000	$150,000
Michael Salaman	—	—	—	—	$—		—	—	100,000	$150,000
Gregory Sanders	—	—	—	—	$—		—	—	80,000	$120,000

Option Exercises and Stock Vested

The following table summarizes the number of shares acquired upon exercise of options and the number of restricted shares that vested during the fiscal year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Darren Lampert	—	—	100,000	152,500
Michael Salaman	—	—	100,000	152,500
Gregory Sanders	—	—	63,750	98,663
(1) The aggregate dollar value realized upon vesting is computed by multiplying the number of shares vested by the closing stock price on the vesting date.

2018 Equity Compensation Plan

On January 7, 2018, the Board adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved and ratified by the shareholders on April 20, 2018. On February 7, 2020, the Board approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000, which amendment and restatement was approved by shareholders on May 11, 2020 (the “First Restated 2018 Plan”). On April 26, 2023, the Board approved the amendment of the First Restated 2018 Plan to increase the number of shares issuable thereunder, however such amendment was not approved by shareholders and therefore did not become effective. On April 22, 2024, the Board approved another amendment of the First Restated 2018 Plan to increase the number of shares issuable thereunder from 5,000,000 to 6,500,000, which was approved by shareholders on June 20, 2024 (the "Second Restated 2018 Plan").

As of the Record Date, under the Second Restated 2018 Plan, there have been a total of (i) 1,888,500 options issued (of which 0 are currently outstanding, 1,018,911 have been exercised and 869,589 have been forfeited), and (ii) 3,208,008 shares of Common Stock issued. There are a total of (i) 1,100,584 shares awarded but unvested and (ii) 1,172,497 shares available to be awarded in the future.

Equity Compensation Plan Information

The following table provides certain information with respect to our equity compensation plans in effect as of the fiscal year ended December 31, 2025.

	Number of common shares to be issued upon exercising of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of common shares remaining available for future issuance under equity plans (excluding shares reflected in column a) (c)
Equity compensation plans approved by security holders
2018 Equity Compensation Plan	—	$—	1,172,497
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	1,172,497

Pay-Versus-Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics for the fiscal years ending December 31, 2025, 2024, and 2023. The compensation actually paid (“CAP”) and other compensation figures shown here are calculated based on the applicable rules and regulations of the SEC. More information on our compensation program can be found in Compensation Discussion and Analysis above, including the SCT therein.

Year	SCT Total for PEO (1)	CAP to PEO (2)	Average SCT Total for non-PEO NEOs (3)	Average CAP to non-PEO NEOs (2)	Company TSR (4)	Net Loss (5)
2025	$658,000	$622,500	$656,049	$632,161	$(62)	$(24,046,000)
2024	$1,092,500	$961,000	$789,458	$683,083	$(87)	$(49,510,000)
2023	$1,298,148	$764,148	$1,029,472	$597,249	$(81)	$(46,496,000)
(1) Darren Lampert is the Principal Executive Officer (“PEO”) for each of the fiscal years ended December 31, 2025, 2024, and 2023. The amounts shown are found in the SCT.
(2) CAP includes actual base salary, non-equity incentive compensation, the change in value in all equity awards and the sum of other income.
(3) The amounts shown are the average total compensation from the SCT for the non-PEO NEOs for the given year. Non-PEO NEOs for each of the fiscal years ended December 31, 2025, 2024, and 2023 were Michael Salaman and Gregory Sanders.

(4) Total Shareholder Return (“TSR”) figures assume an initial investment of $100 on December 31, 2022. For 2025, this reflects the cumulative TSR from December 31, 2022 to December 31, 2025. For 2024, this reflects the cumulative TSR from December 31, 2022 to December 31, 2024. For 2023, this reflects the cumulative TSR from December 31, 2022 to December 31, 2023.

(5) Please refer to our latest Annual Report on Form 10-K for additional details on the Company's financial performance.

Adjustments Made to Determine Compensation Actually Paid

The following table shows the adjustments made to the values in the SCT to calculate the values in the Pay-Versus-Performance table above:

Adjustments to Determine Compensation Actually Paid for PEO	2025	2024	2023
Deduction for amounts reported under the “Stock Awards” column in SCT	$—	$(426,000)	$(785,000)
Change in fair value of awards granted during the year that remain unvested as of year-end	$—	$338,000	$251,000
Increase/deduction for change in fair value from prior year-end to current year-end for awards that were outstanding and unvested as of year-end	$(19,000)	$—	$—
Increase/deduction for change in fair value from prior year-end to current year-end for awards that were vested as of year-end	$(16,500)	$(43,500)	$—

Adjustments to Determine Compensation Actually Paid for non-PEO NEOs	2025	2024	2023
Deduction for amounts reported under the “Stock Awards” column in SCT	$(61,600)	$(213,000)	$589,900
Change in fair value of awards granted during the year that remain unvested as of year-end	$60,000	$169,000	$276,100
Increase/deduction for change in fair value from prior year-end to current year-end for awards that were outstanding and unvested as of year-end	$(9,500)	$(26,138)	$(111,922)
Increase/deduction for change in fair value from prior year-end to current year-end for awards that were vested as of year-end	$(12,788)	$(36,238)	$(6,500)

Pay-Versus-Performance Tables

The tables below demonstrate the relationship between CAP to our NEOs and Total Shareholder Return (“TSR”), and net loss for each of 2025, 2024, and 2023.

Reconciliation of EBITDA and Adjusted EBITDA
The following non-GAAP financial measures of EBITDA and Adjusted EBITDA are not in accordance with, or an alternative for, generally accepted accounting principles ("GAAP") and should be considered in addition to, and not as a substitute for, the most directly comparable GAAP financial measures. We believe these non-GAAP financial measures, when used in conjunction with their most directly comparable GAAP financial measures, net income (loss), provide meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods, identify trends affecting our business, and project future performance. Management uses these non-GAAP financial measures for internal planning and reporting purposes, and we believe that these non-GAAP financial measures may be useful to investors in their assessment of our operating performance, our ability to generate cash, and valuation. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, we have determined that it is appropriate to make this data available to all investors. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
EBITDA and Adjusted EBITDA are non-GAAP financial measures commonly used in our industry and should not be construed in isolation as substitutions to net income (loss) as indicators of operating performance or as alternatives to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). GrowGeneration defines EBITDA as net income (loss) before interest income, interest expense, income tax expense, depreciation and amortization, and Adjusted EBITDA as further adjusted to exclude certain items such as stock-based compensation, impairment losses, restructuring and corporate rationalization costs, and other non-core or non-recurring expenses and to include income from our marketable securities as these investments are part of our operational business strategy and increase the cash available to us.
Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to net loss (in thousands):

	Year ended December 31,
	2025	2024	2023
Net loss	$(24,046)	$(49,510)	$(46,496)
Provision for income taxes	191	158	32
Interest income	(1,730)	(2,703)	(2,696)
Interest expense	—	70	97
Depreciation and amortization	11,295	19,436	16,607
EBITDA	$(14,290)	$(32,549)	$(32,456)
Share-based compensation	1,513	2,422	3,171
Investment income	1,741	2,582	2,696
Acquisition transaction costs	69	—	—
Impairment loss	130	6,875	15,659
Restructuring plan (1)	1,141	3,009	—
Consolidation and other charges (2)	3,742	3,160	5,376
Adjusted EBITDA	$(5,954)	$(14,501)	$(5,554)
(1) See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for further information.

(2) Consists primarily of expenditures related to legal settlements and contingencies, the activity of store and distribution consolidation and one-time severances outside of the restructuring plan announced July 2024, and other non-core or non-recurring expenses

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned as of the Record Date by:
•each of our shareholders who is known by us to beneficially own 5% or more of our Common Stock;
•each of our named executive officers ("NEOs");
•each of our directors; and
•all of our directors and NEOs as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such person has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. Applicable percentage ownership in the following table is based on the total of 60,090,905 shares of Common Stock outstanding as of the Record Date. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units that will vest within 60 days of the Record Date, as well as shares of Common Stock underlying options or warrants held by that person and exercisable within 60 days of the Record Date shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by such person. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of Common Stock set forth opposite that person’s name. Unless indicated below, the address of each person listed below is c/o GrowGeneration Corp., 5619 DTC Parkway, Suite 900, Greenwood Village, Colorado 80111.

Name of Beneficial Owner	Number of Shares Beneficially owned		Percentage of Shares Beneficially Owned
Michael Salaman, President and Director	1,839,313	(1)	3.06%
Darren Lampert, Chief Executive Officer and Director	1,801,702	(2)	3.00%
Gregory Sanders, Chief Financial Officer	207,035	(3)	*
Stephen Aiello, Director	829,397	(4)	1.38%
Eula Adams, Director	127,870	(5)	*
Starlett Carter, Director	40,000	(6)	*
All Officers and Directors (6 persons)	4,845,317		8.06%
ETF Managers Group LLC 30 Maple St, Ste 2 Summit, NJ 07091	3,578,793	(7)	5.96%
AWM Investment Company, Inc. 527 Madison Ave, Ste 2600 New York, NY 10022	3,281,729	(8)	5.46%
*Represents beneficial ownership of less than 1%.
(1) Includes (i) 1,739,313 shares of Common Stock owned by Mr. Salaman; and (ii) 50,000 shares of Common Stock held in a charitable trust. Excludes 387,441 shares of common stock owned by a spousal trust, of which the Reporting Person disclaims beneficial ownership.
(2) Includes (i) 1,701,702 shares of Common Stock owned by Mr. Lampert; and (ii) 50,000 shares of Common Stock held in a charitable trust. Excludes 88,474 shares of common stock owned by a spousal trust, of which the Reporting Person disclaims beneficial ownership.
(3) Includes (i) 167,035 shares of Common Stock.
(4) Includes (i) 668,311 shares owned by Stephen Aiello; and (ii) 161,086 shares of Common Stock owned by Aiello Family Trust.
(5) Includes (i) 102,870 shares of Common Stock owned by Mr. Adams; and (ii) 25,000 shares of Common Stock owned by The Eula Adams Trust.
(6) Includes 40,000 shares of Common Stock.
(7) Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2023, ETF Managers Group LLC is the beneficial owner of 3,578,793 shares of Common Stock. Various advisory clients of ETF Managers Group, LLC, an investment adviser of ETF Managers Group LLC, has the right or the power to direct the receipt of dividends, or the proceeds from the sale of, the Common Stock.
(8) Based solely on the information set forth in the Schedule 13G filed with the SEC on May 9, 2025, AWM Investment Company, Inc. is the beneficial owner of 3,281,729 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements described under Executive Compensation, and in the Notes to the Consolidated Financial Statements filed with the Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and through the date of this Proxy Statement, there are no transactions or series of similar transactions to which the Company was a party or will be a party, in which: (i) the amounts involved exceeded or will exceed $120,000; and (ii) any of the Company’s directors, director nominees, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The Board has adopted a related party transaction policy. It is the responsibility of the Governance Committee to administer this policy.

Prior to entering into a potential related party transaction, the related party must notify the Company’s Chief Financial Officer in writing of the facts and circumstances of the proposed transaction to undertake an evaluation of whether the proposed transaction would constitute a related party transaction that requires approval of the Governance Committee. If the Chief Financial Officer determines that the proposed transaction would constitute a related party transaction, he reports the proposed transaction, together with a summary of the material facts, to the Governance Committee for consideration.

In determining whether to approve a related party transaction, the Governance Committee takes into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the transaction was initiated by the Company or the related party, (iii) whether the transaction is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose and potential benefits to the Company of the transaction, (v) the approximate dollar value of the transaction, particularly as it relates to the related party, (vi) the related party’s interest in the transaction, and (vii) any other information regarding the transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Governance Committee reviews all relevant information available to it about the related party transaction and either approves or disapproves entry into the transaction. If a transaction involves a related party who is a director or an immediate family member of a director, such director may not participate in any discussion or vote regarding such transaction. The Governance Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the transaction.

During 2025, the Company employed Mr. Daniel Lampert, the son of Mr. Darren Lampert, as a Commercial Sales Representative, and paid Mr. Lampert a salary of $115,000. Mr. Lampert was also granted (i) a performance-based cash bonus of $17,360, and (ii) restricted stock units vesting for a total of $3,050.

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PROPOSAL 2: SAY-ON-PAY

Shareholders are provided with the opportunity to cast a non-binding advisory vote to approve named executive officer compensation as described in Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this Proxy Statement. Although this vote is non-binding, the Board and the Compensation Committee value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.

The Compensation Discussion and Analysis in this Proxy Statement describes our executive compensation program and the decisions made by the Compensation Committee in 2025 in more detail. We encourage shareholders to review this section. The Board and the Compensation Committee believe that the 2025 compensation program, and the materially enhanced 2026 program described herein, reflect the Board's ongoing commitment to strong pay-for-performance alignment and sound executive compensation governance. For fiscal year 2026, the Compensation Committee has adopted a restructured equity incentive program consisting of performance stock units alongside annual time-based restricted stock units. Performance stock unit payouts are conditioned on the achievement of four weighted financial metrics: Adjusted EBITDA, revenue versus plan, gross margin dollars, and the operating expense ratio — with threshold, target, and maximum performance levels established by the Compensation Committee at the start of the performance period. The Compensation Committee believes this structure creates robust alignment between executive pay and Company performance, informed by the Board's ongoing engagement with institutional shareholders and major proxy advisory firms.

The Board of Directors recommends that you vote “FOR” the following advisory resolution:

Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement, be, and hereby is, adopted, approved and ratified in all respects.

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PROPOSAL 3: EQUITY PLAN AMENDMENT

Overview of Equity Plans

The Company has maintained incentive equity plans since its founding in 2014. The general purpose of these equity plans is to align the interests of the Company’s employees, directors, consultants, and advisors with the interests of shareholders by enabling such service providers to share in the long-term growth of the Company’s business. The Board and the Compensation Committee believe that the granting of stock options, restricted stock units, performance stock units, and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out its long-term plans and securing its growth and financial success.

2018 Equity Compensation Plan

On January 7, 2018, the Board adopted the 2018 Equity Incentive Plan (the “2018 Plan”), which was approved and ratified by the shareholders on April 20, 2018. On February 7, 2020, the Board approved the amendment and restatement of the 2018 Plan to increase the number of shares issuable thereunder from 2,500,000 to 5,000,000, which amendment and restatement was approved by shareholders on May 11, 2020 (the “First Restated 2018 Plan”). On April 26, 2023, the Board approved the amendment of the First Restated 2018 Plan to increase the number of shares issuable thereunder, however such amendment was not approved by shareholders and therefore did not become effective. On April 22, 2024, the Board approved another amendment of the First Restated 2018 Plan to increase the number of shares issuable thereunder from 5,000,000 to 6,500,000, which was approved by shareholders on June 20, 2024 (the "Second Restated 2018 Plan"). On April 23, 2026, the Board approved another amendment (the “Amendment”) of the Second Restated 2018 Plan to increase the number of shares issuable thereunder from 6,500,000 to 8,000,000. The Company is hereby submitting such amendment to the shareholders for approval. See Proposed Amendment below for additional details.

As of the Record Date, under the Second Restated 2018 Plan, there have been a total of (i) 1,888,500 options issued (of which 0 are currently outstanding, 1,018,911 have been exercised and 869,589 have been forfeited), and (ii) 3,208,008 shares of Common Stock issued. There are a total of (i) 1,100,584 shares awarded but unvested and (ii) 1,172,497 shares available to be awarded in the future.

Oversight of Equity Plans

The Board oversees and the Compensation Committee administers our equity plans. In discharging their oversight and administration responsibilities, among other things, the Board and the Compensation Committee regularly review the adequacy of the terms and conditions of our equity plans and monitor the awards granted and the availability of additional awards thereunder.

Proposed Amendment

Due to the low number of shares that remain available for issuance under the Second Restated 2018 Plan, the Compensation Committee has recommended to the Board, and the Board has approved, an amendment to increase the total number of shares issuable under the Second Restated 2018 Plan by 1,500,000 shares, from 6,500,000 to 8,000,000. The Board and the Compensation Committee estimate that an additional 1,500,000 shares available for issuance under the Second Restated 2018 Plan, when combined with the 1,172,497 shares currently remaining available for issuance thereunder, will support the Company’s equity compensation needs for the duration of the plan. The Board and the Compensation Committee believe that such increase is necessary to promote the Company’s and its shareholders’ best interests by enhancing the Company’s ability to:
•attract, retain, and reward talented employees, consultants, directors, and advisors who are in a position to make significant contributions to the Company’s success;
•encourage employees, consultants, directors, and advisors to take into account the Company’s long-term interests through ownership of its shares;
•enable the Company to grant more equity awards with performance-based vesting criteria; and
•support succession planning, especially as our co-founders approach retirement age.

Furthermore, the Board and the Compensation Committee believe that making an additional 1,500,000 shares available for issuance under the Second Restated 2018 Plan would not result in excessive shareholder dilution given there were 60,090,905 total shares of Common Stock issued and outstanding as of the Record Date.

For the reasons set forth above, the Board and the Compensation Committee believe that it is in the best interest of the Company and its shareholders to approve the Amendment. In this Proposal 3, we refer to the Second Restated 2018 Plan as it is proposed to be amended by the Amendment as the “Amended Plan,” and we refer to the Second Restated 2018 Plan as it is currently in effect as the “Existing Plan."

Approval of Amendment

On April 23, 2026, the Board approved the Amended Plan. The Company is hereby submitting the Amended Plan to shareholders for approval.

If the Amended Plan is approved by shareholders at the Annual Meeting, it will become effective on the date of the Annual Meeting. If the Amended Plan is not approved by our shareholders, then the Existing Plan will remain in effect as it presently exists.

New Plan Benefits

It is not possible to determine specific amounts and types of equity awards that may be granted in the future under the Amended Plan, if approved by shareholders, because the grant of future awards under the plan is discretionary. However, the Company has recently granted restricted stock units ("RSUs") and performance stock units ("PSUs") to its executive officers and directors as part its executive and director compensation arrangements. The table below sets forth the equity awards granted during 2025 and 2024 under the Existing Plan to the Company’s executive officers and non-employee directors.

Name and Position	Number of Restricted Stock Units Granted 2025	Dollar (4)	Number of Restricted Stock Units Granted 2024	Dollar (4)
Gregory Sanders, Chief Financial Officer (1)	80,000	$120,000	—	$—
Darren Lampert, Chief Executive Officer (2)	—	—	200,000	338,000
Michael Salaman, President (3)	—	—	200,000	338,000
Executive Officer Group	80,000	120,000	400,000	676,000
Non-Executive Director Group (5)	65,000	97,500	65,000	109,850
Non-Executive Officer Employee Group (6)	387,500	581,250	759,375	1,283,344
Total	532,500	$798,750	1,224,375	$2,069,194
(1) Mr. Sanders’ 2025 award consists of RSUs vesting bi-annually over one year.
(2) Mr. Lampert’s 2024 award consists of RSUs vesting bi-annually over two years.
(3) Mr. Salaman’s 2024 award consists of RSUs vesting bi-annually over two years.
(4) Represents the dollar value of RSUs granted in a given year based on the year-end stock price for that year. The year-end stock prices for 2025 and 2024 were $1.50 and $1.69, respectively.
(5) These awards consist of RSUs.
(6) These awards consist of RSUs that, generally, vest bi-annually over a period of three to five years.

Material Terms of the Amended Plan

Except for the increase in the number of shares available for awards, the Existing Plan otherwise remains materially unchanged by the Amendment. The complete text of the Amended Plan is set forth as Appendix A attached hereto. The following is a summary of the material features of the Amended Plan and is qualified in its entirety by reference to Appendix A.

Administration

The Amended Plan will be administered by our Compensation Committee. The Compensation Committee may grant options to purchase shares of our Common Stock, stock appreciation rights, restricted stock units, restricted or unrestricted shares of our Common Stock, performance shares, performance units, other cash-based awards and other stock-based awards. The Compensation Committee also has authority to determine the terms and conditions of each option or other kind of equity award, to adopt, amend, and rescind rules for the administration of the Amended Plan, and to amend or modify outstanding options, grants, and awards, in each case subject to certain limitations set forth in the Amended Plan.

Eligibility

Persons eligible to receive awards under the Amended Plan are employees, directors, and consultants of the Company. The Compensation Committee may at any time and from time to time grant awards under the Amended Plan to eligible persons on a discretionary basis.

Shares Subject to the Plan

The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the Amended Plan is 8,000,000, subject to customary adjustments for stock splits, stock dividends, and similar transactions. Incentive stock options may be granted under the Amended Plan with respect to all of those shares. If any option or stock appreciation right granted under the Amended Plan terminates without having been exercised in full, if any award is forfeited, or if shares of Common Stock are withheld to cover withholding taxes on options or other awards, the number of shares of Common Stock as to which such option or award terminated or was forfeited, or which were withheld, will be available for future grants under the Amended Plan. The maximum aggregate number of shares of Common Stock with respect to one or more awards that may be granted during any calendar year is 1,000,000 and the maximum aggregate amount of cash that may be paid during any calendar year with respect to one or more awards payable in cash is $600,000.

Options

Options granted under the Amended Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonstatutory stock options” that do not meet such requirements. Incentive stock options may be granted only to employees. Each option grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Compensation Committee.

The Compensation Committee will determine the exercise price of options granted under the Amended Plan. The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent shareholder). If on the date of grant the Common Stock is listed on a stock exchange or a national market system, the fair market value is the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value is determined in good faith by the Compensation Committee based upon the advice of a qualified valuation expert. Generally, the exercise price may be paid (i) in cash or by bank check, (ii) through delivery of shares of Common Stock having a fair market value equal to the purchase price, (iii) through cashless exercise, or (iv) a combination of these methods.

No option may be exercisable in less than 180 days from its date of grant or for more than ten years (five years in the case of an incentive stock option granted to a 10% shareholder) from the date of grant. Options granted under the Amended Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights under the Amended Plan in such amounts as the Compensation Committee in its discretion will determine. Each stock appreciation right grant will be evidenced by an award agreement that will specify the terms and conditions as determined by the Compensation Committee. The exercise price per share of a stock appreciation right will be determined by the Committee but will not be less than 100% of the fair market value of our Common Stock on the date of grant. No stock appreciation right may be exercisable in less than 180 days from its date of grant. The maximum term of any stock appreciation right granted under the Amended Plan is ten years from the date of grant. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to: (i) the excess of the fair market value on the exercise date of our Common Stock over the exercise price, multiplied by (ii) the number of shares of Common Stock covered by the stock appreciation right.

Payment may be made in shares of our Common Stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

The Compensation Committee may award restricted Common Stock and/or restricted stock units under the Amended Plan in such amounts as the Compensation Committee in its discretion will determine. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units, as evidenced in an award agreement, which may include performance-based conditions. No restricted stock unit may vest in less than 180 days from its date of grant. Dividends and other distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to shareholders, unless otherwise provided in the award agreement. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units

The Compensation Committee may award performance shares and/or performance units under the Amended Plan in such amounts as the Compensation Committee in its discretion will determine. Each performance unit will have an initial value that is established by the Compensation Committee on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the date of grant. The Compensation Committee at its discretion will set performance objectives or other vesting provisions. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units, as evidenced in an award agreement.

Effect of Certain Corporate Transactions

In the event of a change in control (as defined in the Amended Plan), the Compensation Committee has the discretion, without the consent of any recipient, to take the following actions as to an outstanding award: (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquirer or successor; (ii) awards will terminate upon or immediately prior to the consummation of such change in control; (iii) outstanding awards will vest and become exercisable, or restrictions applicable to awards will lapse, in whole or in part, prior to or upon consummation of such change in control, and terminate upon or immediately prior to such change in control; (iv) awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award; (v) awards will be replaced with other rights and/or property selected by the Committee in its discretion; or (vi) any combination of the foregoing.

If both (i) a change of control occurs and (ii) the services of a participant are terminated as a result of an involuntary termination (meaning any termination by the Company without cause or the re-assignment of the participant to a job in a lower position that results in a reduction of job duties and/or responsibilities and a reduction in salary or total compensation) during the period beginning three months prior to the date of a change in control and ending twelve months thereafter, the participant will fully vest in and have the right to exercise all outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination

The Compensation Committee may at any time amend the terms of awards in any manner not inconsistent with the Amended Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, the Compensation Committee may at any time amend, suspend, or terminate the Amended Plan, provided that (i) no such amendment, suspension, or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary to comply with any applicable law or stock exchange rule, the Company will obtain shareholder consent of an amendment to the plan.

Except for the adjustments in connection with certain events such as dividend distribution, stock split, and merger, neither the Compensation Committee nor any other person may: (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise or base price of such outstanding options or stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise or base price that is less than the exercise or base price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise or base price above the current fair market value of a share in exchange for cash or other securities, in each case, without prior approval of the Company’s shareholders. In addition, the Compensation Committee may not make a grant of an options or stock appreciation rights with a grant date that is effective prior to the date the Compensation Committee takes action to approve such award.

Tax Withholding

Prior to delivery of any shares or cash pursuant to an award or exercise thereof, the Company may deduct or withhold, or require a holder of such award to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such award or exercise thereof.

Grant of Awards

The grant of awards under the Amended Plan is discretionary and the Company cannot determine now the specific number, type, or terms of awards to be granted in the future to any particular person or group.

The Board of Directors recommends that you vote “FOR” the approval of the Amended Plan.

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PROPOSAL 4: INDEPENDENT AUDITOR

BDO USA, P.C. ("BDO") served as our independent registered public accounting firm ("auditor") for 2025. Grant Thornton LLP (“Grant Thornton”) served as our independent auditor for 2024.

Change in Certifying Accountant

On July 10, 2025, the Audit Committee dismissed Grant Thornton and engaged BDO as our independent registered public accounting firm. The reports of Grant Thornton on the Company's consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that in connection with the audit of the Company’s internal control over financial reporting as of December 31, 2024 and 2023, Grant Thornton’s opinion concluded that the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2024 and 2023 because of the material weaknesses disclosed in the Company’s annual reports on Form 10-K for the periods then ended.

During the fiscal years ended December 31, 2024 and 2023, and through July 10, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2024 and 2023 and through July 10, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that in connection with the audit of the Company’s internal control over financial reporting as of December 31, 2024 and 2023, Grant Thornton’s opinion concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2024 and 2023.

We previously provided Grant Thornton with a copy of the above disclosures as included in our Form 8-k filed with the SEC on July 14, 2025, and requested that Grant Thornton furnish us with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Grant Thornton agrees with the statements related to them made by the Company in this report. A copy of Grant Thornton's letter to the SEC was attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.

On July 10, 2025, the Audit Committee appointed BDO as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2025 and the subsequently filed related interim periods. During the fiscal years ended December 31, 2024 and 2023, and through July 10, 2025, neither the Company, nor anyone on its behalf, consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by BDO that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to Certifying Accountant

The following table shows the fees that were billed for the audit and other services provided by BDO and Grant Thornton in 2025 and 2024, respectively. The Audit Committee evaluates and approves the retention and fees of the auditor for any non-audit service in advance.

Fees	2025	2024
Audit Fees	$629,151	$1,666,015
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$629,151	$1,666,015

Because of the mid-year transition of the Company's independent registered public accounting firm, fees for 2025 reflect services rendered by BDO for the period beginning after their appointment as the Company's independent registered public accounting firm on July 10, 2025, and does not include fees paid to Grant Thornton for 2025 prior to their dismissal on July 10, 2025 as Grant Thornton was not the Company's principal accountant for fiscal year 2025.

Audit Fees

This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the auditor in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or review of our financial statements.

Audit-Related Fees

This category consists of assurance and related services by the auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees. The services for the fees disclosed under this category include consultation regarding the Company’s correspondence with the SEC, if any, and other accounting consulting.

Tax Fees

This category consists of professional services rendered by the auditor for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees

This category consists of fees for other miscellaneous items.

2026 Engagement

The Audit Committee has selected BDO to act as the Company’s auditor for the 2026 fiscal year. Although shareholder approval or ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the appointment of BDO to the shareholders for approval and ratification as a matter of good corporate practice. If the appointment is not approved and ratified by shareholders, the Audit Committee will re-evaluate its appointment, taking into consideration the shareholders’ vote. However, pursuant to the Audit Committee Charter, the Audit Committee is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion.

Representatives of BDO are encouraged but not required to be present at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the approval and ratification of the appointment of BDO as GrowGeneration’s independent registered public accounting firm for the 2026 fiscal year.

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OTHER BUSINESS

Other Matters that May Come Before the Annual Meeting

The Board does not know of any other matters that may be brought before the Annual Meeting, nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board. In the event that any other matter should be properly brought before the Annual Meeting or any nominee is not available for election, the persons named in the proxy that is submitted via the Internet or mail will have discretionary authority to vote all proxies in accordance with the recommendation of the Board, unless otherwise specified to the contrary with respect to such matters.

Annual Report

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 10-K”) with the SEC on March 20, 2026. The 2025 10-K, the Notice of the 2026 Annual Meeting of Shareholders, and the Proxy Statement are available on the Internet at www.proxyvote.com.

The Company’s 2025 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website at www.sec.gov and the Company’s website at ir.growgeneration.com. Upon request, the Company will provide, without charge, to any person to whom a proxy statement is delivered, a copy of any information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information). Shareholders may request to receive a full package of the proxy materials by following the instructions included in the Notice.

Appendix A

GROWGENERATION CORP.
THIRD AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN
1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide incentives to individuals who perform services for the Company, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.
2.Definitions. As used herein, the following definitions will apply:
(a)“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.
(b)“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(d)“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.
(e)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, Cause shall be defined to include: (a) indictment for or conviction of (including plea of guilty or no-contest to) any felony or any crime involving dishonesty; (b) engagement in embezzlement, misappropriation, or fraud, (c) engagement in illegal conduct or gross misconduct in connection with Participant’s employment that is materially injurious to the Company or an Affiliate, which includes sexual assault, sexual harassment, or similar misconduct; (d) refusal or intentional failure to comply with any lawful written directive of the Board reasonably within the scope of Participant’s duties and responsibilities; (e) material breach of Participant’s fiduciary duty or duty of loyalty to any Company or an Affiliate; or (f) material breach of an Award Agreement, any other contract with any Company or an Affiliate or any policy of any Company or an Affiliate that is not cured (if capable of cure) within ten (10) business days after written notice to Participant identifying the breach; provided no such opportunity to cure shall be required if a substantially similar breach occurred within the preceding twelve (12)-month period.
(h)“Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of stock in the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any Person who is considered to own more than 50% of the total voting power of the stock of the Company before the acquisition will not be considered a Change in Control; or
(ii) A change in the effective control of the Company, which occurs on the date that a majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii) A change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets or a Change in Control: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total equity or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3) above. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding the foregoing, as to any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change in Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.
For purposes of this Section 2(g), persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
(i)“Change in Control Period” means the period beginning (i) three (3) months prior to the date of a Change in Control and ending twelve (12) months after the date of a Change in Control.
(j)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(k)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(l)“Common Stock” means the common stock, $.001 par value per share, of the Company.
(m)“Company” means GrowGeneration, Corp., a Colorado corporation, or any successor thereto.
(n)“Consultant” means any person, including an advisor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to the Company or a Subsidiary.

(o)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
(p)“Director” means a member of the Board.
(q)“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(r)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(u)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, or if such Common Stock is not regularly quoted or does not have sufficient trades or bid prices which would accurately reflect the actual Fair Market Value of the Common Stock, the Fair Market Value will be determined in good faith by the Administrator upon the advice of a qualified valuation expert.
(v)“Fiscal Year” means the fiscal year of the Company.
(w)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(x)“Involuntary Termination” means (i) any termination of the Participant by the Company (or an Affiliate) without Cause or (ii) the re-assignment of the Participant to a job in a lower position that results in a reduction of job duties and/or responsibilities and a reduction in salary, as determined by the Administrator in its sole discretion.

(y)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(z)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(aa)“Option” means a stock option granted pursuant to Section 6 hereof.
(ab)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ac)“Participant” means the holder of an outstanding Award.
(ad)“Performance Goals” will have the meaning set forth in Section 11 hereof.
(ae)“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(af)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10 hereof.
(ag)“Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10 hereof.
(ah)“Period of Restriction” means the period during which transfers of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ai)“Plan” means this Third Amended and Restated 2018 Equity Incentive Plan.
(aj)“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 hereof, or issued pursuant to the early exercise of an Option.
(ak)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(al)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(am)“Section 16(b)” means Section 16(b) of the Exchange Act.
(an)“Service Provider” means an Employee, Director, or Consultant.
(ao)“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 hereof.
(ap)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.
(aq)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.
(a)Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares and options that may be awarded and sold under the Plan is 8,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.
(b)Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(b), subject to adjustment provided in Section 14 hereof, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a) above, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).
(c)Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
(d)Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be $600,000.
4.Administration of the Plan.
(a)Procedure.
(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;
(ii) to select the Service Providers to whom Awards may be granted hereunder;
(iii) to determine the number of Shares to be covered by each Award granted hereunder;
(iv) to approve forms of Award Agreements for use under the Plan;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;
(vi) to institute an Exchange Program and to determine the terms and conditions, not inconsistent with the terms of the Plan, for (1) the surrender or cancellation of outstanding Awards in exchange for Awards of the same type, Awards of a different type, and/or cash, (2) the transfer of outstanding Awards to a financial institution or other person or entity, or (3) the reduction of the exercise price of outstanding Awards;
(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;
(ix) to modify or amend each Award (subject to Section 20(c) hereof), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards;
(x) to allow Participants to satisfy withholding tax obligations in a manner described in Section 16 hereof;
(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.
5.Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
(a)Limitations.
(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant.
(b)Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(c)Option Exercise Price and Consideration.
(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. Except as provided in Section 15 hereof, no Option may become exercisable in less than one hundred and eighty (180) days from its date of grant.
(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) through cashless exercise by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.
(d)Exercise of Option.
(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 hereof.
(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for six (6) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will continue to vest in accordance with the Award Agreement. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
7.Stock Appreciation Rights.
(a)Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c)Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that (i) the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant, and (ii) except as provided in Section 15 hereof, no Stock Appreciation Right may become exercisable in less than one hundred and eighty (180) days from its date of grant.
(d)Stock Appreciation Rights Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) above also will apply to Stock Appreciation Rights.
(f)Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(f)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such

Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(h)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
(i)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).
9.Restricted Stock Units.
(a)Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d) hereof, may be left to the discretion of the Administrator.
(b)Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant; provided, however, that, except as provided in Section 15 hereof, no Restricted Stock Units may vest in less than one hundred and eighty (180) days from its date of grant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.
(e)Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
(f)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).
11.Performance-Based Compensation Under Code Section 162(m).
(a)General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.
(b)Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section

162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) earnings per Share, (ii) operating cash flow, (iii) operating income, (iv) profit after-tax, (v) profit before-tax, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total shareholder return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.
(c)Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.
(d)Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.
12.Compliance with Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.
13.Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
14.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the

Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, (iii) to a revocable trust, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended.
15.Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10 hereof.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the proceeding paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (the “Successor Corporation”) (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection (c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
In the event that the Participant’s services are terminated as a result of an Involuntary Termination during the Change in Control Period, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.
In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or

Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.
(d)Repricing and Backdating Prohibited. Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided for under Section 15(a), neither the Committee nor any other person may: (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise or base price of such outstanding Options or Stock Appreciation Rights; (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise or base price of the original Options or Stock Appreciation Rights; or (iii) cancel outstanding Options or Stock Appreciation Rights with an exercise or base price above the current Fair Market Value of a Share in exchange for cash or other securities, in each case, without prior approval of the Company’s stockholders. In addition, the Committee may not make a grant of an Option or Stock Appreciation Right with a grant date that is effective prior to the date the Committee takes action to approve such Award.
16.Tax Withholding.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
17.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
18.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
19.Term of Plan. Subject to Section 23 hereof, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 hereof.
20.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
21.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
(c)Restrictive Legends. All Award Agreements and all securities of the Company issued pursuant thereto shall bear such legends regarding restrictions on transfer and such other legends as the appropriate officer of the Corporation shall determine to be necessary or advisable to comply with applicable securities and other laws.
22.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. In the event that stockholder approval is not obtained within twelve (12) months after the date the Plan is adopted by the Board, the Plan and all Awards granted hereunder shall be void ab initio and of no effect. Notwithstanding any other provisions of the Plan, no Awards shall be exercisable until the date of such stockholder approval.
23.    Notification of Election Under Section 83(b) of the Code. If any Service Provider shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Service Provider shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service and provide the Company with a copy thereof, in addition to any filing and a notification required pursuant to regulations issued under the authority of Section 83(b) of the Code. A Service Provider shall not be permitted to make a Section 83(b) election with respect to an Award of a Restricted Stock Unit.
24.    Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Service Provider shall notify the Company of any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.
25.    Choice of Law. The Plan and all rules and determinations made and taken pursuant hereto will be governed by the laws of the State of Colorado, to the extent not preempted by federal law, and construed accordingly.

** Adopted by the Board as of April 23, 2026 **

GrowGeneration®
WHERE THE PROS GO TO GROW

GROWGENERATION CORP.
ATTN: CORPORATE SECRETARY
5619 DTC PARKWAY, SUITE 900
GREENWOOD VILLAGE, CO 80111

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95760-P52600 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GROWGENERATION CORP.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Darren Lampert
02) Michael Salaman
03) Eula Adams
04) Stephen Aiello
05) Starlett Carter

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V95761-P52600

GROWGENERATION CORP.
Annual Meeting of Shareholders
June 18, 2026, Thursday, 4:00 PM (Eastern Daylight Time)
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Darren Lampert, Chief Executive Officer, as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of GROWGENERATION CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM (Eastern Daylight Time) on June 18, 2026 virtually at www.virtualshareholdermeeting.com/GRWG2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side